Exhibit 4.35

CLEAN HARBORS, INC.,
as Issuer,

the GUARANTORS named herein

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

INDENTURE

Dated as of August 14, 2009

7 5/8% Senior Secured Notes due 2016

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.8; 7.10
(b)	7.8; 7.10; 13.2
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	13.3
(c)	13.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6; 13.2
(d)	7.6
314(a)	4.8; 4.10
(b)	10.2.
(c)(1)	7.2; 10.2; 13.4; 13.5
(c)(2)	7.2; 10.2; 13.4; 13.5
(c)(3)	N.A.
(d)	10.5.
(e)	13.5
(f)	N.A.
315(a)	7.1(b)
(b)	7.5
(c)	7.1
(d)	6.5; 7.1(c)
(e)	6.11
316(a)(last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	9.4
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	13.1
(c)	13.1

N.A. means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

v

Exhibit A	-	Form of Initial Note
Exhibit B	-	Form of Exchange Note
Exhibit C	-	Form of Certificate for Transfers to Non-QIB Accredited Investors
Exhibit D	-	Form of Certificate for Transfers Pursuant to Regulation S
Exhibit E	-	Form of Guarantee

Note:   This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture

INDENTURE dated as of August 14, 2009 among CLEAN HARBORS, INC., a Massachusetts corporation (the “Issuer” or the “Company”), the Guarantors (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and as Notes Collateral Agent.

The Issuer has duly authorized the creation of an issue of 7 5/8% Senior Secured Notes due 2016 and, when and if issued as provided in the Registration Rights Agreement in an Exchange Offer, 7 5/8% Senior Secured Notes due 2016 registered under the Securities Act of 1933, as amended, and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture.  All things necessary to make the Securities, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid and binding obligations of the Issuer and to make this Indenture a valid and binding agreement of the Issuer have been done.

This Indenture is subject to, and shall be governed by, the mandatory provisions of the Trust Indenture Act of 1939 (the “TIA”), as amended, that are required to be a part of and to govern indentures qualified under the TIA.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

1.1.         Definitions.

“ABL Collateral” has the meaning given to the term “ABL Priority Collateral” in the Intercreditor Agreement.

“ABL Collateral Agent” means the Initial ABL Agent and any successor or other agent under the Credit Agreement.

“ABL Loan Documents” has the meaning given to such term in the Intercreditor Agreement.

“ABL Net Proceeds Offer” has the meaning set forth in Section 4.18.

“ABL Net Proceeds Offer Amount” has the meaning set forth in Section 4.18.

“ABL Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.18.

“ABL Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.18.

“ABL Obligations” means all advances to, and Indebtedness, liabilities, obligations, covenants and duties of the Company and the Guarantors (whether for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness, liabilities, obligations, covenants and duties) arising under (i) the Credit Agreement or otherwise with respect to any loans or letters of credit issued or borrowed pursuant to the Credit Agreement, (ii) any Secured Cash Management Agreement or (iii) any Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against the Company or any Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“ABL Secured Parties” has the meaning assigned to the term “ABL Claimholders” in the Intercreditor Agreement.

“Acceleration Notice” has the meaning set forth in Section 6.2.

“Accredited Investor” has the meaning set forth in Section 2.16(a).

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries (1) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (2) assumed in connection with the acquisition of assets from such Person, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  “Controlling” and “controlled” have correlative meanings.

“After-Acquired Property” means any real or personal property of the Company or any Guarantor acquired after the Issue Date that is, by the terms of the Security Documents required to become, or shall become, subject to the Lien of the Security Documents pursuant to the terms thereof.

“Affiliate Transaction” has the meaning set forth in Section 4.12(a).

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.15(a).

“Applicable Premium” means, with respect to any Security on any Redemption Date, the greater of:

(1)           1.0% of the principal amount of the Security; or

(2)           the excess of:

(a)           the present value at such Redemption Date of (i) the Redemption Price of the Securities at August 15, 2012, plus (ii) all required interest payments due on the Securities through August 15, 2012 (excluding accrued and unpaid interest due on the Securities to the Redemption Date), computed at a discount using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)           the principal amount of such Security.

“Asset Acquisition” means:

(1)           an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; or

(2)           the acquisition by the Company or any of its Restricted Subsidiaries of the assets of any Person (other than a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction, to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of:

(a)           any Capital Stock of any Restricted Subsidiary of the Company (other than directors’ qualifying shares); or

(b)           any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business.

Notwithstanding the preceding, the following items shall not be deemed Asset Sales:

(1)           a transaction or series of related transactions for which the Company and its Restricted Subsidiaries receive aggregate consideration of less than $7.5 million;

(2)           the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article Five;

(3)           disposals of equipment in connection with the reinvestment in or the replacement of equipment and disposals of worn-out or obsolete equipment;

(4)           the sale or disposition of Receivables and Related Assets pursuant to a Qualified Receivables Transaction;

(5)           the grant in the ordinary course of business of licenses to use the Company’s or any of the Company’s Restricted Subsidiaries’ patents, trademarks and similar intellectual property;

(6)           the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary;

(7)           the release, surrender or waiver of contract, tort or other claims of any kind as a result of settlement of any litigation or threatened litigation;

(8)           the granting or existence of Liens (and foreclosure thereon) not prohibited by this Indenture;

(9)           any Restricted Payment permitted under Section 4.3 or the making of any Permitted Investment; and

(10)         the disposition of any property or assets acquired in any Asset Acquisition by the Company or any Restricted Subsidiary of the Company, which disposition is required by any governmental agency having jurisdiction over antitrust, competition or similar matters in connection with such Asset Acquisition.

“Asset Sale Proceeds Account” means one or more deposit accounts or securities accounts holding the proceeds of any sale or disposition of Notes Collateral.

 “Bank Lenders” means (i) the lenders or other holders of Indebtedness issued under the Credit Agreement and (ii) the Cash Management Banks under a Secured Cash Management Agreement and the Hedge Banks under Secured Hedge Agreements, in each case to the extent permitted to be incurred under this Indenture.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, regardless of when such right may be exercised.

“Board of Directors” means, as to any Person, the board of directors or equivalent governing board of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or the Corporate Trust Office is required or authorized by law or other governmental action to be closed.

“Capital Stock” means:

(1)           with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated and whether or not voting) of corporate stock; and

(2)           with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company interests or other equity interests of such Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability of a Person under a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, with the stated maturity being the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a lender under the Credit Agreement or an Affiliate of a lender under the Credit Agreement, in such Person’s capacity as a party to such Cash Management Agreement.

“Cash Equivalents” means:

(1)           U.S. dollars, Canadian dollars and, in the case of any Foreign Restricted Subsidiaries of the Company, such local currencies held by them from time to time in the ordinary course of business;

(2)           marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency of those countries and backed by the full faith and credit of the respective country, in each case maturing within one year from the date of acquisition thereof;

(3)           marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”) or, if Moody’s and S&P cease to exist, any other nationally recognized statistical rating organization designated by the Board of Directors of the Company;

(4)           commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s or, if Moody’s and S&P cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by the Board of Directors of the Company;

(5)           time deposits, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank (which may include the Trustee) organized under the laws of the United States of America or any State thereof or the District of Columbia or any foreign jurisdiction having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(6)           repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (2) above entered into with any bank (which may include the Trustee) meeting the qualifications specified in clause (5) above;

(7)           repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency of those countries and backed by the full faith and credit of the respective country, in each case maturing within 90 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in Repurchase Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on February 11, 1998;

(8)           investments in money market funds which invest substantially all their assets in securities of the types described in clauses (2) through (7) above; and

(9)           debt securities maturing within one year from the date of acquisition issued by any company organized under the laws of the United States of America and, at the time of acquisition, having a rating of at least A from S&P or at least A2 from Moody’s or, if Moody’s and S&P cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by the Company’s Board of Directors.

“Change of Control” means the occurrence of one or more of the following events:

(1)           any sale, lease, exchange, conveyance, disposition or other transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates of such Person, other than to the Permitted Holders;

(2)           any approval, adoption or initiation of a plan or proposal for the liquidation or dissolution of the Company;

(3)           any Person or Group, together with any Affiliates, other than the Permitted Holders, shall become the Beneficial Owner or owner of record, by way of merger, consolidation or other business combinations or by purchase in one transaction or a series of related transactions, of shares representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4)           any Person or Group, together with any Affiliates thereof (other than the Permitted Holders), shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate of such Person or Group, will constitute a majority of the Board of Directors of the Company.

 “Change of Control Offer” has the meaning set forth in Section 4.17(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.17(a).

“Collateral” means all property (whether real or personal) with respect to which any security interests or Liens have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, each Security Document delivered pursuant to Section 10.1.

“Collateral Access Agreement” has the meaning given to such term in the Security Agreement.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, with respect to the Commission’s duties under the TIA, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiaries of the Company designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, including all series and classes of such common stock.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor Person.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)           Consolidated Net Income; and

(2)           to the extent Consolidated Net Income has been reduced by the following,

(a)           all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business),

(b)           Consolidated Interest Expense, and

(c)           Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP as applicable.

“Consolidated First Lien Leverage Ratio” means, as of the date of determination, the ratio of (a) the principal amount of the Securities outstanding at such date plus, without duplication, the Consolidated Indebtedness of the Company and its Restricted Subsidiaries on such date that is secured by Liens on the Notes Collateral which are pari passu with or senior in priority to the Liens securing the Securities and related Guarantees to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries during the four full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated First Lien Leverage Ratio, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to:

(1)           the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)           any Asset Acquisition or Asset Sale (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Acquisition or Asset Sale (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.  If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(1)           interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2)           notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations or Currency Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)           Consolidated Interest Expense, plus

(2)           the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than dividends either to the Company or to a Wholly Owned Restricted Subsidiary of the Company or paid in Qualified Capital Stock of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Company and its Restricted Subsidiaries, plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Capital Stock of the Company and its Restricted Subsidiaries and all Preferred Stock of its Restricted

Subsidiaries that are not Guarantors, in each case determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)           the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements), but excluding (x) the write-off of deferred financing costs as a result of prepayment of Indebtedness on the Issue Date described in the Offering Circular and (y) the amortization of deferred financing costs recorded on the Issue Date in connection with the Securities and the Credit Agreement, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest, (d) the interest portion of any deferred payment obligation, and (e) all fees payable in connection with the issuance of letters of credit or availability under a letter of credit facility; and

(2)           the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that the following shall be excluded:

(1)           after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto;

(2)           after-tax items classified as extraordinary or nonrecurring gains or losses;

(3)           the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is prohibited by contract, operation of law or otherwise;

(4)           the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(5)           income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(6)           in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(7)           gains or losses from the cumulative effect of any change in accounting principles occurring after the Issue Date; and

(8)           the write-off of deferred financing costs as a result of, and the cost of terminating interest rate swaps (if any) in connection with, the prepayments of outstanding Indebtedness on the Issue Date.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization, accretion and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge (other than non-cash accretion of environmental liabilities required by GAAP) which requires an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at c/o U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, MA 02110.

“Covenant Defeasance” has the meaning set forth in Section 8.2(c).

“Credit Agreement” means, collectively, (i) one or more credit facilities, including, without limitation, the credit agreement dated as of July 31, 2009, among the Company, as borrower, the financial institutions party to such agreement in their capacities as lenders, Bank of America, N.A., as administrative agent, and certain other parties and (ii) the related documents (including, without limitation, any guarantee agreements, promissory notes, fee letters and security documents), in each case as such agreements, other agreements and security documents may be amended (including any amendment and restatement), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings or availability of letters of credit thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreements, other agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders, or issuers of letters of credit.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Debtor Relief Laws” means the Bankruptcy Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws or regulations of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depository”  means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Destruction” means any damage to, loss or destruction of all or any portion of the Collateral.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), on or prior to the final maturity date of the Securities.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company incorporated or otherwise organized or existing under the laws of the United States, any State thereof or the District of Columbia, other than any Restricted Subsidiary that is a Subsidiary of a Foreign Restricted Subsidiary.

“DTC” has the meaning set forth in Section 2.14.

“Equity Offering” means a public or private sale of Qualified Capital Stock (other than on Form S-4 or S-8 or any successor Forms thereto) of the Company.

“Event of Default” has the meaning set forth in Section 6.1.

“Eveready” means Eveready Inc.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means the 7 5/8% Senior Secured Notes due 2016 (the terms of which are substantially identical to the Initial Notes except that the Exchange Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Initial Notes), to be issued in exchange for the Initial Notes pursuant to the registered Exchange Offer.

“Exchange Offer” means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes issued on the Issue Date held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

“fair market value” means with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value shall be determined conclusively by the Board of Directors of the Company acting reasonably and in good faith and, to the extent otherwise herein required, shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Company incorporated or organized in any jurisdiction outside of the United States.

“Foreign Subsidiary Total Assets” means the total assets of Foreign Restricted Subsidiaries of the Company, determined on a consolidated basis in accordance with GAAP, as of the most recent balance sheet of the Company.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Security” has the meaning set forth in Section 2.1.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise), or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).  Notwithstanding the preceding, the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee by each Guarantor of the Issuer’s Obligations under this Indenture.

“Guarantor” means:

(1)           each Domestic Restricted Subsidiary on the Issue Date;

(2)           each Restricted Subsidiary required to execute and deliver a Guarantee pursuant to Section 4.15 and Section 4.20; and

(3)           each of the Company’s other Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under this Indenture, is a lender under the Credit Agreement or an Affiliate of a lender under the Credit Agreement, in such Person’s capacity as a party to such Swap Contract.

“Holder” or “Securityholder” means the registered holder of any Security.

“incur” has the meaning set forth in Section 4.4.

“Indebtedness” means with respect to any Person, any indebtedness of such Person, without duplication, in respect of:

(1)           all Obligations of such Person for borrowed money;

(2)           all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all Capitalized Lease Obligations of such Person;

(4)           the deferred and unpaid purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(5)           all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)           guarantees and other contingent Obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)           all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligations being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8)           all Obligations under Currency Agreements or Commodity Agreements and Interest Swap Obligations of such Person; and

(9)           all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.  For purposes of Section 4.4, in determining the principal amount of any Indebtedness to be incurred by the Company or any Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means a firm:

(1)           which does not have a direct or indirect common equity interest in the Company; and

(2)           which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial ABL Agent” means Bank of America, N.A., in its capacity as administrative agent under the Credit Agreement, including its successors and assigns from time to time.

“Initial Notes” means the 7 5/8% Senior Secured Notes due 2016 of the Issuer, authenticated and delivered under this Indenture pursuant to Section 2.2.

“Insolvency or Liquidation Proceeding” means:

(a)           any voluntary or involuntary case or proceeding under the Bankruptcy Law with respect to the Company or any Guarantor;

(b)           any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Guarantor or with respect to a material portion of their respective assets;

(c)           any composition of liabilities or similar arrangement relating to the Company or any Guarantor, whether or not under a court’s jurisdiction or supervision;

(d)           any liquidation, dissolution, reorganization or winding up of the Company or any Guarantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(e)           any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor.

“Institutional Accredited Investor” has the meaning set forth in Section 2.16(a).

“Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date among the ABL Collateral Agent, the Trustee, the Notes Collateral Agent, the Company and each Guarantor, as it may be amended from time to time in accordance with this Indenture.

“Interest Payment Date” means the stated maturity of an installment of interest on the Securities.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person.  “Investment” shall exclude extensions of trade credit by, prepayment of expenses by, and receivables owing to, the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.  For purposes of Section 4.3:

(1)           “Investment” shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Company and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of the Company at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company; and

(2)           the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person ceases to be a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means August 14, 2009.

“Issuer” means the party named as such in the first paragraph of this Indenture.

“Junior Lien Priority” means, relative to specified Indebtedness, having a junior Lien priority on specified Collateral and either subject to the Intercreditor Agreement in the capacity of “Junior Secured Notes” or subject to intercreditor agreements providing holders of Indebtedness with Junior Lien Priority with a priority no greater than that held by the holders of ABL Obligations with respect to the Notes Collateral pursuant to the Intercreditor Agreement as to the specified Collateral.

“Legal Defeasance” has the meaning set forth in Section 8.2(b).

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Maturity Date” means August 15, 2016.

“Moody’s” has the meaning set forth in the definition of “Cash Equivalents.”

“Mortgages” means each mortgage or deed of trust entered into in accordance with the provisions of Sections 10.1 and 10.2 (as amended, restated, modified, supplemented, extended or replaced from time to time) by the Company or any Guarantor (as mortgagor or grantor) and the Notes Collateral Agent (as mortgagee or beneficiary) for the benefit of the Noteholder Secured Parties, and each additional mortgage or deed of trust executed after the Issue Date, which shall be substantially in form and substance reasonably acceptable to the Trustee, together with such changes thereto as shall be reasonably acceptable to the Trustee.

“Net Cash Proceeds” means (a) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)           reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)           taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)           repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale;

(4)           appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(5)           all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale;

and (b) with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Insurance Proceeds” means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it and excluding the proceeds of business interruption insurance) or condemnation awards actually received by the Company or any Restricted Subsidiary of the Company as a result of the Destruction or Taking of all or any portion of the Collateral, net of:

(1)           reasonable out-of-pocket expenses and fees relating to such Taking or Destruction (including, without limitation, expenses of attorneys and insurance adjusters); and

(2)           repayment of Indebtedness that is secured by the property or assets that are the subject of such Taking or Destruction; provided that, in the case of any Destruction or Taking involving Collateral, the Lien securing such Indebtedness constitutes a Lien permitted by this Indenture to be prior to the Lien granted to the Notes Collateral Agent for the benefit of the Noteholder Secured Parties pursuant to the Security Documents.

“Net Proceeds Offer” has the meaning set forth in Section 4.18.

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.18.

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.18.

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.18.

“New Domestic Restricted Subsidiary” has the meaning set forth in Section 4.20.

“Note Obligations” means all advances to, and Indebtedness, liabilities, obligations, covenants and duties of, the Issuer and the Guarantors (whether for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness, liabilities, obligations, covenants and duties) arising under the Securities, the Guarantees, the Security Documents, this Indenture or otherwise, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer or any Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Noteholder Secured Parties” means the Trustee, the Notes Collateral Agent and each Holder of, or obligee in respect of, any Note Obligations outstanding at such time.

“Notes Collateral” has the meaning assigned to the term “Senior Secured Notes Priority Collateral” in the Intercreditor Agreement.

“Notes Collateral Agent” means U.S. Bank National Association in its capacity as Notes Collateral Agent and its successors and assigns from time to time.

“Non-U.S. Person” means a person who is not a “U.S. Person” (as defined in Regulation S).

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the Confidential Offering Circular of the Issuer dated August 11, 2009 relating to the offering of the Initial Notes issued on the Issue Date.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer or of any Guarantor, as applicable, except that an authentication order pursuant to Section 2.2 may be signed by only one such Officer.

“Offshore Global Securities” has the meaning set forth in Section 2.1.

“Offshore Physical Securities” has the meaning set forth in Section 2.1.

“OID Legend” has the meaning set forth in Section 2.14.

“Opinion of Counsel” means a written opinion from legal counsel, which opinion and counsel are reasonably acceptable to the Trustee.

“Other Pari Passu Lien Obligations” means any Indebtedness issued after the Issue Date pursuant to clause (iii) of the fourth paragraph of Section 2.2 and any other Indebtedness having (i) Pari Passu Lien Priority relative to the Securities with respect to the Notes Collateral, (ii) either Pari Passu Lien Priority, Junior Lien Priority or no Lien relative to the Securities with respect to the ABL Collateral and (iii) substantially identical terms as the Securities (other than issue price, interest rate, yield and redemption terms) and any Indebtedness that refinances or refunds (or successive refinancings and refundings) any Securities (including any Indebtedness issued after the Issue Date pursuant to clause (iii) of the fourth paragraph of Section 2.2) and all obligations with respect to such Indebtedness; provided that such Indebtedness may (a) contain terms and covenants that are, in the reasonable opinion of the Issuer, less restrictive to the Issuer and the Restricted Subsidiaries than the terms and covenants of the Securities; provided, further, that such Indebtedness has Pari Passu Lien Priority relative to the Securities; and (b) contain terms and covenants that are more restrictive to the Issuer and its Restricted Subsidiaries than the terms and covenants under the Securities so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the Securities and this Indenture are amended to contain any such more restrictive terms and covenants; provided, further, that such Indebtedness shall have a stated maturity date that is the same as or later than that of the Securities.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a substantially identical basis as the holders of such specified Indebtedness or subject to intercreditor agreements providing holders of the Indebtedness intended to have Pari Passu Lien Priority with substantially the same rights and obligations that the holders of such specified Indebtedness have pursuant to the Intercreditor Agreement as to the specified Collateral.

“Paying Agent” has the meaning set forth in Section 2.3.

“Permitted Business” means the business of the Company and its Restricted Subsidiaries as existing on the Issue Date and any other businesses that are the same, similar or reasonably related, ancillary or complementary thereto and reasonable extensions thereof.

“Permitted Holders” means (i) Alan S. McKim; (ii) the spouse and lineal descendants of Alan S. McKim; (iii) any controlled Affiliate of any of the foregoing; (iv) in the event of the incompetence or death of any of the Persons described in clause (i) or (ii), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date will beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer owned by such Person; or (v) any trusts, general partnerships or limited partnerships created for the benefit of the Persons described in clause (i), (ii) or (iv) or any trust for the benefit of any such trust, general partnership or limited partnership.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)           Indebtedness under the Initial Notes issued on the Issue Date (and not subsequent thereto) in an aggregate principal amount not to exceed $300.0 million and the Exchange Notes with respect to such Initial Notes and any Guarantees thereof;

(2)           Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding under the Credit Agreement by the Company and its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $150.0 million less the amount of all repayments (if such repayments are under a revolving credit agreement, to the extent accompanied by a permanent commitment reduction) under the Credit Agreement with Net Cash Proceeds of Asset Sales applied thereto as required by Section 4.18(b)(iii)(A)(x) and (b) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, provided that the aggregate principal amount of Indebtedness permitted to be incurred from time to time under this clause (2)(b) shall be reduced dollar for dollar by the amount of Indebtedness then outstanding under clause (12) below; provided further that any Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to be incurred under this clause (2);

(3)           Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness in respect of (w) the Credit Agreement, (x) Eveready or any of its Subsidiaries to be repaid on the Issue Date, (y) the Company’s 11¼ % Senior Secured Notes due 2012 (which have been discharged prior to the Issue Date) and (z) Indebtedness referred to in clause (1) of this definition) reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

(4)           Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are in a notional principal amount that does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates and are entered into for bona fide hedging purposes and not for speculation;

(5)           Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)           Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7)           Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Securities and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the Company;

(8)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

(9)           Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(10)         Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries not to exceed $50.0 million in the aggregate at any one time outstanding;

(11)         Indebtedness under Commodity Agreements;

(12)         the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction) to the Company or to any

Restricted Subsidiary of the Company or their assets (other than such Receivables Entity and its Receivables and Related Assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause (12) shall reduce (for so long as, and to the extent that, the Indebtedness referred to in this clause (12) remains outstanding) the aggregate amount of Indebtedness permitted to be incurred under clause (2) above to the extent set forth therein;

(13)         Refinancing Indebtedness;

(14)         Indebtedness of Foreign Restricted Subsidiaries of the Company in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (14), 15% of the Foreign Subsidiary Total Assets at such time; and

(15)         additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any one time outstanding.

For purposes of determining compliance with Section 4.4:

(a)           in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such Section, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.4,

(b)           accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms or in the form of Capital Stock, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.4,

(c)           guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included,

(d)           if obligations in respect of letters of credit are incurred pursuant to the Credit Agreement and are being treated as incurred pursuant to clause (2) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included, and

(e)           if such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof will be calculated based on the relevant currency exchange rates in effect on the date such Indebtedness was incurred.

“Permitted Investments” means:

(1)           Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company; provided that such Restricted Subsidiary of the Company is not restricted from making dividends or similar distributions by contract, operation of law or otherwise other than as permitted by Section 4.13;

(2)           Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Securities and this Indenture;

(3)           Investments in cash and Cash Equivalents;

(4)           loans and advances to employees and officers of the Company and its Restricted Subsidiaries made (a) in the ordinary course of business for bona fide business purposes not to exceed $2.0 million in the aggregate at any one time outstanding or (b) to fund purchases of Capital Stock of the Company under any stock option plan or similar employment arrangements so long as no cash is actually advanced by the Company or any of its Restricted Subsidiaries to such employees and officers to fund such purchases;

(5)           Currency Agreements, Commodity Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture;

(6)           Investments in securities of trade creditors or customers received (a) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (b) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

(7)           Investments made by the Company or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with Section 4.18;

(8)           Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

(9)           Investments in the Securities;

(10)         Investments in existence on the Issue Date;

(11)         (a) an Investment in a trust, limited liability company, special purpose entity or other similar entity in connection with a Qualified Receivables Transaction; provided that (A) such Investment is made by a Receivables Entity and (B) the only assets transferred to such trust, limited liability company, special purpose entity or other similar entity consist of Receivables and Related Assets of such Receivables Entity, and (b) Investments of funds in any accounts permitted or required by the arrangements governing a Qualified Receivables Transaction;

(12)         guarantees of Indebtedness to the extent permitted pursuant to Sections 4.4, 4.15 and 4.20; and

(13)         additional Investments (including Investments in joint ventures and Unrestricted Subsidiaries) not to exceed $50.0 million at any one time outstanding.

“Permitted Liens” means the following types of Liens:

(1)           Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings (provided that such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Liens) and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves, if any, as shall be required in conformity with (x) GAAP in the case of a Domestic Restricted Subsidiary (or any Subsidiary of a Foreign Restricted Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia), and (y) generally accepted accounting principles in effect from time to time in the applicable jurisdiction, in the case of a Foreign Restricted Subsidiary;

(2)           statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, customs and revenue authorities and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings (provided that such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Liens) if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)           pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, financial assurance and other statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, including any pledge or deposit securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith (exclusive of obligations for the payment of borrowed money);

(4)           judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5)           minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens, incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially and adversely affect the value of the properties affected thereby or materially impair such properties’ use in the operation of the business of the Company and its Restricted Subsidiaries;

(6)           leases and subleases of real property granted to others in the ordinary course of business so long as such leases and subleases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(7)           Liens securing Indebtedness permitted pursuant to clause (10) of the definition of “Permitted Indebtedness”; provided, however, that (i) in the case of Capitalized Lease Obligations, such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation and (ii) that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and any improvements thereon and (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 90 days of such refinancing;

(8)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or similar credit transactions issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)           Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)         Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11)         Liens securing Interest Swap Obligations so long as the Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(12)         Liens in the ordinary course of business not exceeding $5.0 million at any one time outstanding that (a) are not incurred in connection with borrowing money and (b) do not materially detract from the value of the property or materially impair its use;

(13)         Liens by reason of judgment or decree not otherwise resulting in a Default;

(14)         Liens securing Indebtedness under Currency Agreements and Commodity Agreements permitted under this Indenture;

(15)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(16)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(17)         Liens securing Acquired Indebtedness incurred in accordance with Section 4.4; provided that:

(a)           such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b)           such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(18)         Liens securing insurance premium financing arrangements, provided that such Liens are limited to the applicable insurance contracts;

(19)         Liens on Receivables and Related Assets to reflect sales of receivables pursuant to a Qualified Receivables Transaction; and

(20)         Liens on assets of Foreign Restricted Subsidiaries securing Indebtedness of Foreign Restricted Subsidiaries incurred pursuant to clause (14) of the definition of “Permitted Indebtedness.”

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Physical Securities” has the meaning set forth in Section 2.1.  Physical Securities are sometimes referred to herein as certificated Securities.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Private Placement Legend” means the legend initially set forth on the Initial Notes in the form set forth in the first paragraph of Section 2.14.

“Purchase Agreement” means the Purchase Agreement, dated as of August 11, 2009, by and among the Issuer, the Guarantors and Goldman, Sachs & Co., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as the initial purchasers.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment or other related assets and any Refinancing thereof.

“QIB” means any “qualified institutional buyer” (as defined under the Securities Act).

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries in which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, Receivables and Related Assets; provided that such transaction is on market terms at the time the Company, such Restricted Subsidiary or the Receivables Entity entered into the transaction.

“Receivables and Related Assets” means any accounts receivable (whether existing on the Issue Date or arising thereafter) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Receivables Entity” means a Wholly Owned Restricted Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Receivables and Related Assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1)           no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, premium, if any, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than another Receivables Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

(2)           with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3)           with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary’s financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” means the applicable record date specified in the Securities.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of (A) for purposes of clause (13) of the definition of “Permitted Indebtedness,” Indebtedness incurred or existing in accordance with Section 4.4 (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (10), (11), (12), (14) or (15) of the definition of “Permitted Indebtedness”) or (B) for any other purpose, Indebtedness incurred in accordance with Section 4.4, in each case that does not:

(1)           result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium, accrued interest and defeasance costs required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, expenses, discounts and commissions incurred by the Company in connection with such Refinancing); or

(2)           create Indebtedness with (a) if the Indebtedness being Refinanced was incurred pursuant to clause (3) of the definition of “Permitted Indebtedness,” a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced or (b) if the Indebtedness being Refinanced was otherwise incurred in accordance with the definition of “Permitted Indebtedness” or with Section 4.4, a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Securities or a final maturity earlier than the final maturity of the Securities;

provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registrar” has the meaning set forth in Section 2.3.

“Registration Rights Agreement” means the Registration Rights Agreement, dated August 14, 2009, among the Issuer, the Guarantors, and Goldman, Sachs & Co., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC as the initial purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Securities issued after the Issue Date in accordance with clause (iii) of the fourth paragraph of Section 2.2, one or more registration rights agreements among the Issuer, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer and the Guarantors to the purchasers of such Securities to register such Securities under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Payment” has the meaning set forth in Section 4.3.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” has the meaning set forth in the definition of Cash Equivalents.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Company or any Guarantor and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract required or permitted under this Indenture that is entered into by and between the Company or any Guarantor and any Hedge Bank.

“Securities” means the Initial Notes, the Exchange Notes and any other Indebtedness issued after the Issue Date pursuant to clause (iii) of the fourth paragraph of Section 2.2 treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Agreement” means the security agreement, dated as of the Issue Date (as amended, restated, modified, supplemented, extended or replaced from time to time in accordance with the terms hereof), among the Company and the Guarantors, from time to time, as grantors, and the Notes Collateral Agent.

“Security Documents” means, collectively:

(1)           the Security Agreement; and

(2)           all other security agreements, mortgages (including, without limitation, the Mortgages), deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties on any or all of the assets or property of the Company or any Guarantor, including, without limitation, each grant of security interest in copyrights, patents and trademarks as required pursuant to Section 3.2 of the Security Agreement, the Collateral Agency Agreement, dated the Issue Date, by and among Corporation Service Company and its affiliates, the Notes Collateral

Agent, the Initial ABL Agent and Clean Harbors Environmental Services, Inc., each Collateral Access Agreement and each control agreement.

“Significant Subsidiary,” with respect to any Person, means (1) any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” as defined in Regulation S-X under the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (vi), (vii) or (viii) of Section 6.1 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subsidiary,” with respect to any Person, means:

(1)           any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or a Subsidiary of such Person; or

(2)           any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or a Subsidiary of such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Successor Collateral Agent” has the meaning set forth in Section 10.12.

“Surviving Entity” has the meaning set forth in Section 5.1(a)(i).

“Taking” means any taking of all or any portion of the Collateral by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.3.

“Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Transactions” means the acquisition by the Company of Eveready, the sale by the Company of the Initial Notes issued on the Issue Date, the Company’s payment or discharge of substantially all of the outstanding Indebtedness of the Company and its Subsidiaries and Eveready and its Subsidiaries other than Capitalized Lease Obligations, the replacement of substantially all of the Company’s previously outstanding letters of credit, and payment of related fees and expenses.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to August 15, 2012; provided, however, that if the period from the Redemption Date to August 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Monies” means all cash and Cash Equivalents received by the Trustee, net of fees and reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and expenses):

(1)           upon the release of Collateral, except pursuant to an Asset Sale; and

(2)           pursuant to the Security Documents.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“UCC” has the meaning set forth in Section 10.1(b).

“Unrestricted Subsidiary” means (1) any Subsidiary of any Person that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors may designate any Subsidiary, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary only if (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; (b) either (i) the Company certifies to the Trustee in an Officers’ Certificate that such designation complies with Section 4.3 or (ii) the Subsidiary to be so designated at the time of designation has total consolidated assets of $25,000 or less; and (c) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (other than the assets of such Unrestricted Subsidiary).  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.4 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Global Securities” has the meaning set forth in Section 2.1.

“U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Physical Securities” means the Securities issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) who purchased Securities pursuant to Regulation D under the Securities Act.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

1.2.         Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Holder or a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, any Guarantor or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

1.3.         Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           “including” means including without limitation;

(5)           words in the singular include the plural, and words in the plural include the singular;

(6)           provisions apply to successive events and transactions;

(7)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(8)           all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.1; and

(9)           all references to Sections or Articles refer to Sections or Articles in this Indenture unless otherwise indicated.

ARTICLE TWO

THE SECURITIES

2.1.         Form and Dating.

The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A and the Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Issuer and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them.  Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities, annexed hereto as Exhibits A and B, and the Guarantees, annexed hereto as Exhibit E, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the “U.S. Global Securities”), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.14.  The aggregate principal amount of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Securities issued in exchange for interests in the U.S. Global Securities pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form and shall bear the first legend set forth in Section 2.14.

Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Securities in registered form substantially in the form set forth in Exhibit A (the “Offshore Global Securities”), deposited with the Trustee, as custodian for the Depository or its nominee, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.14.  The Registrar shall reflect on its books and records the date of any decrease in the principal amount of the Offshore Global Securities in an amount equal to the principal amount of the beneficial interest in the Offshore Global Securities transferred.  The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Securities issued in exchange for interests in the Offshore Global Securities pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form (the “Offshore Physical Securities”) and shall bear the first legend set forth in Section 2.14.  All Securities offered and sold in reliance on Regulation S shall remain in the form of an Offshore

Global Security until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement.

The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the “Physical Securities.”  The U.S. Global Securities and the Offshore Global Securities are sometimes referred to herein as the “Global Securities.”

2.2.         Execution and Authentication.

One Officer or an Assistant Secretary, of the Issuer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $300,000,000, (ii) pursuant to the Exchange Offer, Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) subject to compliance with Section 4.4 and Section 4.16, one or more series of Securities for original issue after the Issue Date (such Securities to be substantially in the form of Exhibit A or B, as the case may be) in an unlimited amount (and if in the form of Exhibit A the same principal amount of Exchange Notes in exchange therefor upon consummation of a registered exchange offer), in each case upon written orders of the Issuer in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance pursuant to clause (iii) above, certify that such issuance is in compliance with Section 4.4 and Section 4.16.  In addition, each such Officers’ Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated, whether the Securities are to be Initial Notes, Exchange Notes or Securities issued under clause (iii) of the preceding sentence and the aggregate principal amount of Securities outstanding on the date of authentication, and shall further specify the amount of such Securities to be issued as a Global Security or Physical Securities.  Such Securities shall initially be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Securities to be issued, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee and (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instruction.  All Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Securities shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.

2.3.         Registrar and Paying Agent.

The Issuer shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Securities may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served.  The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Issuer may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Sections 4.17 and 4.18, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent.  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional paying agent.  The Issuer hereby initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent.  If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

The Trustee is authorized to enter into a letter of representations with the Depository in the form provided by the Issuer and to act in accordance with such letter.

2.4.         Paying Agent to Hold Assets in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Issuer or any other obligor on the Securities), and shall notify the Trustee of any Default or Event of Default by the Issuer (or any other obligor on the Securities) in making any such payment.  If either the Issuer or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund.  The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or payment Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

2.5.         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

2.6.         Transfer and Exchange.

(a)           Subject to the provisions of Sections 2.14 and 2.15, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.6, 4.17, 4.18 or 9.5).  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, and (iii) during a Change of Control Offer, a Net Proceeds Offer or an ABL Net Proceeds Offer if such Security is tendered pursuant to such Change of Control Offer, Net Proceeds Offer or ABL Net Proceeds Offer and not withdrawn.  A Global Security may be transferred, in whole but not in part, in the manner provided in this Section 2.6(a), only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Issuer, or to a nominee of such successor Depository.

(b)           If at any time the Depository for the Global Security or Securities notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Security or Securities or the Issuer becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act, the Issuer shall appoint a successor Depository with respect to such Global Security or Securities.  If a successor Depository for such Global Security or Securities has not been appointed within 90 days after the Issuer receives such notice or become aware of such ineligibility, the Issuer shall execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Securities, shall authenticate and make available for delivery, Securities in definitive form, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Security representing such Securities, in exchange for such Global Security.  The Issuer shall reimburse the Registrar, the Depository and the Trustee for expenses they incur in documenting such exchanges and issuances of Securities in definitive form.

The Issuer may at any time and in their sole discretion determine that the Securities shall no longer be represented by such Global Security or Global Securities.  In such event the Issuer will execute, and the Trustee, upon receipt of a written order for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security or Global Securities, will authenticate and make available for delivery individual Securities in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Global Securities in exchange for such Global Security or Global Securities.

In any exchange provided for in any of the preceding two paragraphs, the Issuer will execute and the Trustee will authenticate and make available for delivery individual Securities in definitive registered form in authorized denominations.  Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee.  Securities issued in exchange for a Global Security pursuant to this Section 2.6(b) shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall make available for delivery such Securities to the Persons in whose names such Securities are so registered.

Neither the Issuer, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

2.7.         Replacement Securities.

If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced.  The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this Section 2.7, including reasonable fees and expenses of counsel.

Every replacement Security is an additional obligation of the Issuer.

2.8.         Outstanding Securities.

Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because the Issuer, any Guarantor or any of their respective Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser or a protected purchaser.  A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.  If the principal amount of any Security is considered paid under Section 4.1, it ceases to be outstanding and interest ceases to accrue.

If on a Redemption Date or the Maturity Date the Paying Agent (other than the Issuer or a Subsidiary) holds U.S. Legal Tender sufficient to pay all of the principal, premium, if any, and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

2.9.         Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any of its Subsidiaries or any of its respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee knows or has reason to know are so owned shall be disregarded.

2.10.       Temporary Securities.

Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities, as evidenced by execution of such temporary Securities by the Issuer.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.  Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.  Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

2.11.       Cancellation.

The Issuer at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation.  Subject to Section 2.7, the Issuer may not issue new Securities to replace Securities that they have paid or delivered to the Trustee for cancellation.  If the Issuer or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

2.12.       Defaulted Interest.

If the Issuer defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner.  The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before any such subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

2.13.       CUSIP and ISIN Numbers.

The Issuer in issuing the Securities may use “CUSIP” and “ISIN” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and ISIN numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption or exchange shall not be affected by any defect or omission of such CUSIP and ISIN numbers.  The Issuer will promptly notify the Trustee of any change in CUSIP or ISIN number.

2.14.       Restrictive Legends.

Unless and until a Security is exchanged for an Exchange Note or sold in connection with an effective registration statement under the Securities Act pursuant to the Registration Rights Agreement, (i) the U.S. Global Securities and U.S. Physical Securities shall bear the legend set forth below (the “Private Placement Legend”) on the face thereof and (ii) the Offshore Physical Securities, until at least the 41st day after the Issue Date and receipt by the Issuer and the Trustee of a certificate substantially in the form of Exhibit D hereto, shall bear the legend set forth below on the face thereof.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED

INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT PRIOR TO THE FIRST ANNIVERSARY OF THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Global Security shall also bear the following legend on the face thereof (the “Global Security Legend”):

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH

SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE GOVERNING THIS SECURITY.

Each Security issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal Income Tax purposes shall bear a legend in substantially the following form (the “OID Legend”):

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: CLEAN HARBORS, INC., 42 LONGWATER DRIVE, NORWELL, MA 02061 ATTENTION: CHIEF FINANCIAL OFFICER.

2.15.        Book-Entry Provisions for Global Security.

(a)           Each Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.14.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Security, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of each Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)           Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in any Global Security may be transferred or, subject to Section 2.1, exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16.  In addition, U.S. Physical Securities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in U.S. Global Securities or Offshore Global Securities, as the case may be, if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the U.S. Global Securities or the Offshore Global Securities and a successor depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Securities.

(c)           In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more U.S. Physical Securities or Offshore Physical Securities, as the case may be, of like tenor and amount.

(d)           In connection with the transfer of U.S. Global Securities or Offshore Global Securities, in whole, to beneficial owners pursuant to paragraph (b), the U.S. Global Securities or the Offshore Global Securities, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such U.S. Global Securities or Offshore Global Securities, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

(e)           Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x), (c), (d)(ii) and (e) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.14.

(f)            The Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16.        Special Transfer Provisions.

(a)           Transfers to Non-QIB Institutional Accredited Investors.  The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an “Accredited Investor” or an “Institutional Accredited Investor”) which is not a QIB (excluding Non-U.S. Persons):

(i)            the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the transferee certifies that it is not an Affiliate of the Issuer and the requested transfer is after the first anniversary of the later of the (a) Issue Date and (b) the last date on which the Issuer or an Affiliate of the Issuer was the owner of such Security (or any predecessor Security) or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and if such transfer is in respect of an aggregate principal amount of Securities of less than $250,000, the proposed transferee has delivered to the Registrar and the Issuer an Opinion of Counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act and such other certifications, legal opinions or other information that the Trustee may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

(ii)           if the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears a Private Placement Legend upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding U.S. Physical Securities) a decrease in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and (b) the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more U.S. Physical Securities of like tenor and amount.

(b)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Security to a QIB (excluding transfers to Non-U.S. Persons):

(i)            if the Security to be transferred consists of (x) either Offshore Physical Securities prior to the removal of the Private Placement Legend or U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Securities, the transfer of such interest may be effected only through the book entry system maintained by the Depository; and

(ii)           if the proposed transferee is an Agent Member, and the Securities to be transferred consist of U.S. Physical Securities which after transfer are to be evidenced by an interest in a U.S. Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Securities so transferred.

(c)           Transfers of Interests in the Permanent Offshore Global Securities or Unlegended Offshore Physical Securities.  The following provisions shall apply with respect to any transfer of interests in Permanent Offshore Global Securities or unlegended Offshore Physical Securities.  The Registrar shall register the transfer of any such Security without requiring any additional certification.

(d)           Transfers to Non-U.S. Persons at Any Time.  The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

(i)            Prior to the 41st day after the Issue Date, the Registrar shall register any proposed transfer of a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

(ii)           On and after the 41st day after the Issue Date, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in U.S. Global Securities, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

(iii)          (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Securities, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Securities to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Securities in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Securities, as the case may be, to be transferred, and the Trustee shall cancel the U.S. Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.

(e)           Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall make available for delivery Securities that do not bear the Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall make available for delivery only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x), (c) or (d)(ii) of this Section 2.16 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(f)            General.  By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary procedures.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(g)           No Obligation of the Trustee.  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(h)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE THREE

REDEMPTION

3.1.          Notices to Trustee.

If the Issuer elects to redeem Securities pursuant to Paragraph 5 of the Securities, they shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of the applicable Securities to be redeemed.  The Issuer shall give notice of redemption to the Paying Agent and Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

3.2.          Selection of Securities to Be Redeemed.

In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis; provided, however, that no Securities of a principal amount of $2,000 or less shall be redeemed in part; and provided, further, that if a partial redemption is made with the Net Cash Proceeds of an Asset Sale or Equity Offering, or any Taking or Destruction, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

3.3.          Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address.  At the Issuer’s request at least 45 days before a Redemption Date (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense.  Each notice of redemption shall identify the Securities to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price and the amount of accrued interest, if any, to be paid;

(c)           the name and address of the Paying Agent;

(d)           that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(e)           that, unless the Issuer defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price and accrued interest, if any, upon surrender to the Paying Agent of the Securities redeemed;

(f)            if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(g)           if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(h)           the Paragraph of the Securities pursuant to which the Securities are to be redeemed; and

(i)            the CUSIP or ISIN number, if any, printed on the Securities being redeemed and a statement that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

3.4.          Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any.  Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

3.5.          Deposit of Redemption Price.

On or before 11:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

3.6.          Securities Redeemed In Part.

Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Issuer authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

ARTICLE FOUR

COVENANTS

4.1.          Payment of Securities.

The Issuer shall pay the principal of, premium, if any, and interest on the Securities in the manner provided in the Securities.  An installment of principal of, premium, if any, or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.  If the Issuer or any Subsidiary of the Issuer acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the entity acting as Paying Agent complies with the second sentence of Section 2.4.  Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.  As provided in Section 6.9, upon any bankruptcy or reorganization procedure relative to the Issuer, the Trustee shall serve as Paying Agent, if any, for the Securities.

4.2.          Maintenance of Office or Agency.

The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee at its address c/o U.S. Bank National Association, U.S. Bank Trust New York, 100 Wall Street, New York, New York, 10005, as such office of the Issuer in accordance with Section 2.3.

4.3.          Limitation on Restricted Payments.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock; (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock of the Company; (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities or any Guarantee (other than Indebtedness described in clause (7) of the definition of “Permitted Indebtedness”); or (4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(a)           a Default or an Event of Default shall have occurred and be continuing; or

(b)           the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.4; or

(c)           the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company whose determination shall be conclusive) shall exceed the sum of:

(i)            50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company for the period (treating such period as a single accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available; plus

(ii)           100% of the aggregate Net Cash Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company; plus

(iii)          without duplication of any amounts included in clause (c)(ii) above, 100% of the aggregate Net Cash Proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock; plus

(iv)          the amount by which Indebtedness of the Company or any of its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company or any of its Restricted Subsidiaries incurred after the Issue Date into or for Qualified Capital Stock of the Company; plus

(v)           without duplication, the sum of:

(a)           the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(b)           the net cash proceeds received by the Company or any Restricted Subsidiary of the Company from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

(c)           upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary (valued in each case as provided in the definition of “Investment”);

provided, however, that the sum of clauses (a), (b) and (c) above shall not exceed the aggregate amount of all such Investments made by the Company or any Restricted Subsidiary in the relevant Person or Unrestricted Subsidiary subsequent to the Issue Date.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1)           the payment of any dividend or other distribution within 60 days after the date of declaration of such dividend or other distribution if the dividend or other distribution would have been permitted on the date of declaration;

(2)           the acquisition of any shares of Capital Stock of the Company, either (a) solely in exchange for shares of Qualified Capital Stock of the Company, or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3)           the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities or a Guarantee either (a) solely in exchange for shares of Qualified Capital Stock of the Company, or (b) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (i) shares of Qualified Capital Stock of the Company, or (ii) Refinancing Indebtedness;

(4)           if no Default or Event of Default shall have occurred and be continuing, repurchases by the Issuer of Capital Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the Board of Directors of the Company, in an aggregate amount not to exceed $2.0 million in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $4.0 million in any calendar year;

(5)           if no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $25.0 million; and

(6)           repurchases of Capital Stock of the Company deemed to occur upon the exercise of stock options, warrants or other convertible securities, to the extent such Capital Stock represents a portion of the consideration for such exercise.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(b), (3)(b)(i), (4) and (5) shall be included in such calculation.

Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available internal quarterly financial statements.

4.4.          Limitation on Incurrence of Additional Indebtedness.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and any of its Restricted Subsidiaries that is, or upon such incurrence becomes, a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not, or will not become, upon such incurrence, a Guarantor may incur Acquired Indebtedness, in each case, if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.25 to 1.0.

(b)           The Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Securities or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.  For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

4.5.          Corporate Existence.

Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to preserve any such right or franchise or in the case of any Restricted Subsidiary, its existence, if (in each case) the Board of Directors of the Company shall determine that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

4.6.          Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, (i) the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or (ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

4.7.          Maintenance of Properties and Insurance.

(a)           The Company shall cause all material properties owned by or leased (including, without limitation, these properties subject to a Mortgage) by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries, taken as a whole, to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, subject to Section 4.18, that nothing in this Section 4.7 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or any such Restricted Subsidiary desirable in the conduct of the business of the Company or any such Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders; provided further, subject to Section 4.18,  that nothing in this Section 4.7 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

(b)           The Company shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are, in the Company’s reasonable judgment, customarily carried by similar businesses of similar size, including property and casualty loss, workers’ compensation and interruption of business insurance.

4.8.          Compliance Certificate; Notice of Default.

(a)           The Company and each Guarantor shall deliver to the Trustee, within 120 days after the close of each fiscal year of the Company, an Officers’ Certificate stating that a review of the activities of each of the Company has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company or the applicable Guarantor during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity.  The applicable Officers’ Certificate shall also notify the Trustee should either of the Company or any Guarantor elect to change the manner in which it fixes its fiscal year end.

(b)           The Company shall deliver to the Trustee, in the event that any Officer becomes aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers’ Certificate specifying the Default or Event of Default and describing its status with particularity.

4.9.          Compliance with Laws.

The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

4.10.        Reports to Holders.

Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall file a copy of the following information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and shall furnish to the Holders of Securities and to securities analysts and prospective investors, upon their written request:

(i)            all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K under the Exchange Act if the Company were required to file such Forms, including a “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(ii)           all current reports that would be required to be filed with the Commission on Form 8-K under the Exchange Act if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon written request to the Company.

In addition, for so long as any Securities remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

4.11.        Waiver of Stay, Extension or Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Securities or the Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.12.        Limitations on Transactions with Affiliates.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that could reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $10.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.  If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $25.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b)           The restrictions set forth in Section 4.12(a) shall not apply to:

(i)            reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors;

(ii)           transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

(iii)          any agreement as in effect or entered into as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(iv)          transactions effected as part of a Qualified Receivables Transaction;

(v)           Restricted Payments and Permitted Investments permitted by this Indenture (other than transactions with a Person that is an Affiliate other than as a result of such Investment);

(vi)          the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company in good faith; and

(vii)         transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or indirectly, any Capital Stock of such Person.

4.13.        Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries (other than a Restricted Subsidiary that has executed a Guarantee) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distribution on or in respect of its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

(i)            applicable law, rule, regulation, order, grant or governmental permit;

(ii)           this Indenture and the Security Documents;

(iii)          the Credit Agreement;

(iv)          customary non-assignment provisions of any contract, license or lease of any Restricted Subsidiary of the Company;

(v)           any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(vi)          agreements existing or entered into on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(vii)         purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(viii)        contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

(ix)           secured Permitted Indebtedness and secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.4 and 4.16 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(x)            customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(xi)           customary net worth and restrictions on transfer, assignment or subletting provisions contained in leases and other agreements entered into by the Company or any Restricted Subsidiary;

(xii)          any restriction in any agreement or instrument of a Receivables Entity governing a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity or Receivables and Related Assets;

(xiii)         any agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses

(i) through (xii) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, taken as a whole, are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses; or

(xiv)        any agreement governing Permitted Indebtedness or Indebtedness otherwise permitted to be incurred pursuant to Section 4.4; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions contained in the Credit Agreement or in this Indenture as in effect on the Issue Date.

4.14.        Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries.

The Company shall not sell, and shall not permit any Restricted Subsidiary of the Company, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(a)           to the Company or a Wholly Owned Restricted Subsidiary of the Company;

(b)           issuance of directors’ qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries of the Company, to the extent required by applicable law;

(c)           if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary of the Company and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.3 if made on the date of such issuance or sale; or

(d)           the sale or issuance of Common Stock that is Qualified Capital Stock of a Restricted Subsidiary of the Company, if the proceeds from such issuance and sale are applied in accordance with Section 4.18.

4.15.        Limitation on Issuances of Guarantees by Restricted Subsidiaries.

The Company shall not permit any Restricted Subsidiary of the Company, directly or indirectly, to guarantee any Indebtedness of the Company or any Indebtedness of any Domestic Restricted Subsidiary of the Company, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a senior secured Guarantee of payment of the Securities by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the

Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee so long as any Securities remain outstanding.

Notwithstanding the foregoing, or Section 4.20, any Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), (ii) the release or discharge of the guarantee, if any, which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture.

4.16.        Limitation on Liens.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned or leased on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(a)           in the case of Liens on any Collateral, such Lien expressly has Junior Lien Priority on the Collateral relative to the Securities, and the terms of the Indebtedness secured by such Liens having Junior Lien Priority are substantially identical to those of the Securities (other than as to issue price, interest rate, yield and redemption terms); provided that such Indebtedness may (a) contain terms and covenants that are, in the reasonable opinion of the Company, less restrictive to the Company and its Restricted Subsidiaries than the terms and covenants under the Securities and (b) contain terms and covenants that are more restrictive to the Company and its Restricted Subsidiaries than the terms and covenants under the Securities so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the Securities and this Indenture are amended to contain any such more restrictive terms and covenants; provided further, that such Indebtedness shall have (i) a Weighted Average Life to Maturity that is greater than the Weighted Average Life to Maturity of the Securities and (ii) a stated maturity date that is the later than that of the Securities; and

(b)           in all other cases, the Securities are equally and ratably secured (or secured on a senior basis to such Lien, if such Lien secures any subordinated Indebtedness),

except for the following Liens, which are expressly permitted:

(i)            Liens existing as of the Issue Date (other than Liens referred to clause (iv) below); provided that in the case of any property encumbered by any Mortgage, such liens shall be limited to those that constitute Permitted Encumbrances (as defined in such Mortgage);

(ii)           Liens on Collateral securing Indebtedness under the Credit Agreement permitted to be incurred pursuant to clause (2) of the definition of “Permitted Indebtedness”; provided that the holders of such Liens agree to be bound by the provisions of the Intercreditor Agreement in their capacity as Bank Lenders;

(iii)          Liens on Collateral securing Other Pari Passu Lien Obligations; provided that (i) on the date of the incurrence of such Indebtedness, and after giving pro forma effect thereto and to the application of the proceeds thereof, the Consolidated First Lien Leverage Ratio would be no greater than 2.0 to 1.0 and (ii) that the holders of such Liens agree to be bound by the provisions of the Intercreditor Agreement in their capacity as holders of Other Pari Passu Lien Obligations;

(iv)          Liens securing the Initial Notes issued on the Issue Date (but not any other Initial Notes) and the Exchange Notes with respect to such Initial Notes and any Guarantee thereof;

(v)           Liens in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; provided that such Liens are either junior in priority to the Liens securing the Securities or are not secured by Collateral;

(vi)          Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens:

(1)           are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

(2)           do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(vii)         Liens securing Indebtedness of Restricted Subsidiaries of the Company that are not Guarantors so long as such Indebtedness is otherwise permitted under this Indenture; and

(viii)        Permitted Liens.

4.17.        Change of Control.

(a)           Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (the “Change of Control Offer”), and shall purchase, on a Business Day (the “Change of Control Payment Date”) as described below, all or a portion of the then outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).  The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.  Notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Securities pursuant to this Section 4.17 in the event that the Company has exercised its right to redeem all the Securities under the terms of Article Three of this Indenture and paragraph 5 of the Securities.

(b)           Within 30 days following the date upon which a Change of Control occurs, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer.  Such notice shall state:

(i)            that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Securities tendered and not withdrawn will be accepted for payment;

(ii)           the purchase price (including the amount of accrued interest) and the Change of Control Payment Date, which shall be a Business Day, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, other than as may be required by law;

(iii)          that any Security not tendered will continue to accrue interest;

(iv)          that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v)           that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(vi)          that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(vii)         that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

(viii)        the circumstances and relevant facts regarding such Change of Control.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if any other Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.17 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.  The provisions of this Section 4.17 and other provisions contained in this Indenture relating to the Company’s obligation to make a Change of Control Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of Securities.

On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof being purchased by the Company.  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and upon written order of the Company the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered.  Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof.  For purposes of this Section 4.17, the Trustee shall act as the Paying Agent.

Any amounts remaining with the Paying Agent after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer.  To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

4.18.        Limitation on Asset Sales.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale of any assets that do not constitute ABL Collateral unless:

(i)            the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s senior management or, in the case of an Asset Sale in excess of $25.0 million, the Board of Directors of the Company);

(ii)           at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of (x) cash or Cash Equivalents, (y) properties and assets to be owned by the Company or any of its Restricted Subsidiaries and used in a Permitted Business; provided if the assets to be disposed of in such Asset Sale constitute Notes Collateral, such properties or assets to be owned by the Company or such Restricted Subsidiary constitute Notes Collateral, or

(z) Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Company; provided, further, that if the assets to be disposed of in such Asset Sale constitute Notes Collateral, such properties or assets held by such Persons the Capital Stock of which is to be owned by the Company or such Restricted Subsidiary constitute Notes Collateral, and, in each case, such consideration is received at the time of such disposition; provided, further, however, that the amount of (a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than (A) liabilities that are unsecured or secured by Liens junior to the Lien on the Collateral securing the Securities and (B) liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets, and (b) any notes or other securities received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after such Asset Sale (to the extent of the cash or Cash Equivalents so received) shall be deemed to be cash or Cash Equivalents actually so converted for the purposes of this provision only; and

(iii)          upon the consummation of such Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof to make an Investment (i) in properties and assets that replace the properties and assets that were the subject of such Asset Sale or (ii) in properties and assets that will be used by the Issuer or a Restricted Subsidiary in a Permitted Business (clauses (i) and (ii) collectively referred to as “Replacement Assets”); provided that if the assets disposed of constituted Notes Collateral, any Replacement Assets constitute Notes Collateral; and

(iv)          the Net Cash Proceeds from any such Asset Sale of Notes Collateral are paid directly by the purchaser thereof to the Notes Collateral Agent to be held in trust in an Asset Sale Proceeds Account for application in accordance with this covenant and, if any property other than cash or Cash Equivalents is included in such Net Cash Proceeds, such property shall be made subject to the Liens under the Security Documents.

On the 366th day after such Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (iii) of the immediately preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase from the Holders of the Securities, and, if required by the terms of any Other Pari Passu Lien Obligations, from the holders of such Other Pari Passu Lien Obligations (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, on a pro rata basis, an amount of Securities and Other Pari Passu Lien Obligations equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities and Other Pari Passu Lien Obligations to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with such Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.18.

The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to the second preceding paragraph of this Section 4.18).

Notice of each Net Proceeds Offer pursuant to clause (a) of this Section 4.18 shall be mailed or caused to be mailed, by first class mail, by the Company within 25 days following the applicable Net Proceeds Offer Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee.  A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

(1)           that Holders may elect to have their Securities purchased by the Company either in whole or in part (subject to proration as hereinafter described in the event the Net Proceeds Offer is oversubscribed) in denominations of $2,000 or in integral multiples of $1,000 of principal amount, at the applicable purchase price;

(2)           that the Net Proceeds Offer is being made pursuant to clause (a) of this Section 4.18 and that all Securities tendered will be accepted for payment; provided, however, that if the principal amount of Securities or other Pari Passu Lien Obligations tendered in the Net Proceeds Offer exceeds the aggregate amount of the Net Proceeds Offer Amount, the Company shall select the Securities or Other Pari Passu Lien Obligations to be purchased on a pro rata basis (based on amounts tendered);

(3)           the purchase price (including the amount of accrued interest, if any) and the Net Proceeds Offer Payment Date (which shall be no earlier than 30 days nor later than 60 days from the Net Proceeds Offer Trigger Date, other than as may be required by applicable law);

(4)           that any Security not tendered will continue to accrue interest;

(5)           that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(6)           that Holders electing to have a Security purchased pursuant to the Net Proceeds Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying

Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

(7)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security, the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

(8)           that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount at maturity equal to the unpurchased portion of the Securities surrendered.

On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof being purchased by the Company.  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, plus accrued interest, if any, thereon, set forth in the notice of such Net Proceeds Offer.  Any Security not so accepted shall be promptly mailed by the Company to the Holder thereof.  For purposes of this Section 4.18, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.  To the extent that the aggregate amount of the Securities tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by this Indenture.  Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

(b)           The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly consummate an Asset Sale of ABL Collateral unless:

(i)            the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of;

(ii)           at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of:

(A)          cash or Cash Equivalents,

(B)           properties and assets to be owned by the Issuer or any of its Restricted Subsidiaries and used in a Permitted Business; provided that the assets to be owned by the Issuer or any of its Restricted Subsidiaries constitute Collateral; or

(C)           Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Issuer; provided that the properties and assets of such Person constitute Collateral;

and, in each case, such consideration is received at the time of such disposition; provided that the amount of

(1)           any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the Issuer or such Restricted Subsidiary (other than (x) liabilities that are unsecured or secured by Liens junior to the Lien on the Collateral securing the Securities and (y) liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets, and

(2)           any notes or other securities received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after such Asset Sale (to the extent of the cash received)

shall be deemed to be cash for the purposes of this provision only; and

(iii)          upon the consummation of such Asset Sale, the Issuer will apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

(A)          reduce (x) any Indebtedness under the Credit Agreement or any Indebtedness of the Issuer or a Guarantor that in each case is secured by a Lien on the ABL Collateral that is prior to the Lien on the ABL Collateral in favor of Holders of the Securities or (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor (and, in the case of revolving obligations under clauses (x) or (y), to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Issuer or a Subsidiary of the Issuer;

(B)           make an investment in Replacement Assets; and/or

(C)           a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B).

On the 366th day after an Asset Sale of ABL Collateral or such earlier date, if any, as the Board of Directors of the Issuer or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the preceding paragraph (each, an “ABL Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such ABL Net Proceeds Offer Trigger Date (each an “ABL Net Proceeds Offer Amount”) shall be applied by the Issuer or such Restricted Subsidiary to make an offer to purchase from all holders of the Securities, and, if required by the terms of any Other Pari Passu Lien Obligations, from the holders of such Other Pari Passu Lien Obligations (an “ABL Net Proceeds Offer”), on a date (the “ABL Net Proceeds

Offer Payment Date”) not less than 30 nor more than 60 days following the applicable ABL Net Proceeds Offer Trigger Date, on a pro rata basis, an amount of Securities and Other Pari Passu Lien Obligations equal to the ABL Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities and Other Pari Passu Lien Obligations to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale of ABL Collateral is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale of ABL Collateral hereunder as of the date of such conversion or disposition and the ABL Net Cash Proceeds thereof will be applied in accordance with this covenant.

The Issuer may defer the ABL Net Proceeds Offer until there is an aggregate unutilized ABL Net Proceeds Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales of ABL Collateral (at which time, the entire unutilized ABL Net Proceeds Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to the second preceding paragraph).

Notice of each ABL Net Proceeds Offer will be mailed to the record holders as shown on the register of Holders within 25 days following the ABL Net Proceeds Offer Trigger Date, with a copy to the Trustee, and will comply with the procedures set forth in this Indenture.  Upon receiving notice of the ABL Net Proceeds Offer, Holders may elect to tender their Securities in whole or in part in denominations of $2,000 or integral multiples of $1,000 in excess thereof in exchange for cash.  To the extent holders of Securities or Other Pari Passu Lien Obligations properly tender their Securities in an amount exceeding the ABL Net Proceeds Offer Amount, Securities of tendering Holders and Other Pari Passu Lien Obligations will be purchased on a pro rata basis (based on amounts tendered).  To the extent that the aggregate amount of the Securities and Other Pari Passu Lien Obligations tendered pursuant to an ABL Net Proceeds Offer is less than the ABL Net Proceeds Offer Amount, the Issuer may use such excess ABL Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by this Indenture.  Upon completion of any such ABL Net Proceeds Offer, the ABL Net Proceeds Offer Amount shall be reset at zero.  An ABL Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

Pending the final application of any Net Cash Proceeds pursuant to clause (b) of this covenant, the Issuer or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

For the purposes of this covenant, any sale by the Issuer or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary that owns assets constituting Notes Collateral or ABL Collateral shall be deemed to be a sale of such Notes Collateral or ABL Collateral (or, in the event of a Restricted Subsidiary that owns assets that include any combination of Notes Collateral and ABL Collateral a separate sale of each of such Notes Collateral and ABL Collateral).  In the event of any such sale (or a sale of assets that includes any combination of Notes Collateral and ABL Collateral), the proceeds received by the Issuer and the Restricted Subsidiaries in respect of such sale shall be allocated to the Notes Collateral and ABL Collateral in accordance with their respective fair market values, which shall be determined by the Board of Directors of the Issuer or, at the Issuer’s election, an independent third party.  In addition, for purposes of this covenant, any sale by the Issuer or any Restricted Subsidiary of the Capital Stock of any Person that owns only ABL Collateral will not be subject to paragraph (a) above, but rather will be subject to paragraph (b) above.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer or ABL Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.18, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.18 by virtue thereof.  The provisions of this Section 4.18 and other provisions contained in this Indenture relating to the Company’s obligation to make a Net Proceeds Offer or ABL Net Proceeds Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

4.19.        Impairment of Security Interest.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, take, or knowingly omit to take, any action, which action or omission would have the effect of causing a Lien to be created in favor of the collateral agent for any Other Pari Passu Lien Obligations or Indebtedness secured by Liens with Junior Lien Priority or the Bank Lenders (in their respective capacities as such) on any property or assets of the type that would constitute Collateral unless a Lien is created in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties with respect to such property or assets (which Lien in favor of the Noteholder Secured Parties shall have the priority set forth in the Security Documents).  Such Lien in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties shall at all times be in accordance with the provisions of this Indenture and the Security Documents.

4.20.        Future Guarantors.

(a)           If the Company organizes or acquires any Domestic Restricted Subsidiary after the Issue Date (each a “New Domestic Restricted Subsidiary”) having total assets with a book value in excess of $1.0 million, the Company shall:  (i) execute and deliver to the Trustee (A) a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which each such New Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Securities and this Indenture and (B) supplemental Security Documents; (ii) deliver to the Trustee an Opinion of Counsel that each such supplemental indenture and supplemental Security Document has been duly authorized, executed and delivered by such New Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such New Domestic Restricted Subsidiary; and (iii) cause each New Domestic Restricted Subsidiary to promptly execute and deliver to the Trustee a Guarantee and the Security Documents or a joinder thereto.

(b)           After the execution of a supplemental indenture pursuant to clause (a) of this Section 4.20, each such New Domestic Restricted Subsidiary party thereto shall be a Guarantor for all purposes of this Indenture.

(c)           In addition to the requirements set forth in Section 4.20(a) above, the following additional requirements shall apply:

(i)            the Company and the new Guarantor will cause to be filed and recorded such instruments (including financing statements) in such jurisdictions as may be required by applicable law to perfect, preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such new Guarantor;

(ii)           any Collateral owned by or transferred to the new Guarantor shall:  (a) continue to constitute Collateral under this Indenture and the Security Documents; and (b) not be subject to any Lien other than Liens permitted by this Indenture and the Security Documents; and

(iii)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such Security Documents comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such Security Documents are enforceable, subject to customary qualifications.

4.21.        Further Assurances and After-Acquired Property.

(a)           The Company and each Guarantor shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Notes Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents on the Collateral.  In addition, from time to time, the Company will reasonably promptly secure the obligations under this Indenture, the Security Documents and the Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral.  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Notes Collateral Agent, and the Company shall deliver or cause to be delivered to the Notes Collateral Agent all such instruments and documents (including certificates, legal opinions, title insurance policies and lien searches) as the Trustee shall reasonably request to evidence compliance with this covenant.  The Company agrees to provide such evidence as the Notes Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(b)           In furtherance of the foregoing, promptly following the acquisition by the Company or any Guarantor of any After-Acquired Property, the Company or such Guarantor shall, if and to the extent required by Sections 10.1 and 10.2, execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Notes Collateral or the ABL Collateral, as applicable, and thereupon all provisions of this Indenture and the Security Documents relating to the Notes Collateral or the ABL Collateral, as applicable, shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

4.22.        Information Regarding Collateral.

The Company will furnish to the Notes Collateral Agent, with respect to the Company or any Guarantor, prompt written notice of any change in such Person’s (i) name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Organizational Identification Number.  The Company and the Guarantors agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  The Company also agrees promptly to notify the Notes Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.

ARTICLE FIVE

SUCCESSOR CORPORATION

5.1.          Merger, Consolidation and Sale of Assets.

(a)           The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(i)            either (A) the Company shall be the surviving or continuing corporation, partnership trust or limited liability company or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of its Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)            shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)           shall expressly assume, (i) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed, and (ii) all the obligations under the Security Documents;

(ii)           immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (a)(i)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.4;

(iii)          immediately before and immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (a)(i)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred or repaid and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(iv)          the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing, (1) the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted and (2) the merger of any Restricted Subsidiary of the Company into the Company or the transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Restricted Subsidiary of the Company to the Company shall be permitted so long as the Company delivers to the Trustee an Officers’ Certificate stating that the purpose of such merger, transfer, lease, conveyance or other disposition is not to consummate a transaction that would otherwise be prohibited by clause (iii) of this Section 5.1(a).

(b)           For purposes of Section 5.1(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c)           The following additional conditions shall apply to each transaction described in Section 5.1(a) above:

(i)            the Company or the relevant Surviving Entity, as applicable, will cause to be filed such amendments or other instruments, if any, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

(ii)           the Collateral owned by or transferred to the Company or the relevant Surviving Entity, as applicable, shall:  (a) continue to constitute Collateral under this Indenture and the Security Documents; and (b) not be subject to any Lien other than Liens permitted by this Indenture and the Security Documents;

(iii)          the assets of the Person which is merged or consolidated with or into the relevant Surviving Entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents and which would be required to be pledged thereunder, shall be treated as After-Acquired Property and such Surviving Entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture; and

(iv)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents, are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable, subject to customary qualifications.

(d)           Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of such Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.18) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(i)            the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized and validly existing under the laws of the United States, any State thereof, the District of Columbia thereof or the jurisdiction in which such Guarantor is organized;

(ii)           such Person expressly assumes (a) by supplemental indenture all of the obligations of the Guarantor on its Guarantee and (b) the obligations of the Guarantor under the Security Documents;

(iii)          immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(iv)          immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of Section 5.1(a).

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (iv) of Section 5.1(a).

5.2.          Successor Corporation Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 in which the Company or any Guarantor, as applicable, is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture and the Securities or any Guarantee, as applicable, with the same effect as if such Surviving Entity had been named as such.

ARTICLE SIX

DEFAULT AND REMEDIES

6.1.          Events of Default.

Each of the following shall be an “Event of Default”:

(i)            the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days;

(ii)           the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer, a Net Proceeds Offer or an ABL Net Proceeds Offer);

(iii)          a default by the Company or any Restricted Subsidiary of the Company in the observance or performance of any other covenant or agreement contained in this Indenture, the Intercreditor Agreement or the Security Documents, which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or from the Holders of at least 25% of the outstanding principal amount of the Securities;

(iv)          the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or the Indebtedness of any Restricted Subsidiaries of the Company, or the acceleration of the final stated maturity of any such Indebtedness by the holders thereof if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, exceeds $25.0 million at any time;

(v)           one or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(vi)          the Company or any of its Significant Subsidiaries (i) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to the appointment of a custodian of it or for substantially all of its property, (iv) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (v) makes a general assignment for the benefit of its creditors or (vi) takes any corporate action to authorize or effect any of the foregoing;

(vii)         a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of its property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(viii)        any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee made by a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee made by a Significant Subsidiary is found to be invalid or any such Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); or

(ix)           so long as the Security Documents have not otherwise been terminated in accordance with their terms or the Collateral as a whole has not otherwise been released from the Lien of the Security Documents in accordance with the terms hereof and thereof, (a) a default by the Company or any Guarantor which is a Significant Subsidiary in the performance of the Security Documents which materially and adversely affects the enforceability, validity, perfection or priority of the Lien granted to the Notes Collateral Agent on the Collateral, in each case taken as a whole, (b) a repudiation or disaffirmation by the Company or any Guarantor that is a Significant Subsidiary of the Company’s or such Guarantor’s material obligations under the Security Documents or (c) a Lien on any Collateral with a value in excess of $25.0 million created under any Security Documents shall become unenforceable or invalid against the Company or any Guarantor that is a Significant Subsidiary for any reason.

If, pursuant to clause (iii) above, the Holders of at least 25% of the then outstanding principal amount of Securities notify the Company as specified in such clause, such Holders shall similarly notify the Trustee.  Any notice given pursuant to clause (iii) above or the immediately preceding sentence shall be given by registered or certified mail, return receipt requested.

6.2.          Acceleration.

If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section 6.1 above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of, premium, if any, and accrued interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.  If an Event of Default specified in clause (vi) or (vii) of Section 6.1 above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except non-payment of principal, premium, if any, or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium if any, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and any other amounts due to the Trustee under Section 7.7 and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) or (vii) of Section 6.1, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

6.3.          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee and the Notes Collateral Agent may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

6.4.          Waiver of Past Defaults.

Subject to Sections 2.9, 6.2, 6.7 and 9.2, the Holders of not less than a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Security as specified in clauses (i) and (ii) of Section 6.1.  The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  When a Default or Event of Default is waived, it is cured and ceases.

6.5.          Control by Majority.

Subject to the terms of the Security Documents, the Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability.

6.6.          Limitation on Suits.

A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(i)            the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)           the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(iii)          such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv)          the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(v)           during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

6.7.          Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

6.8.          Collection Suit by Trustee.

If an Event of Default in payment of principal, premium, if any, or interest specified in clause (i) or (ii) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest and fees remaining unpaid, together with interest on overdue principal and premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

6.9.          Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7) and the Securityholders allowed in any judicial proceedings relating to the Issuer, their creditors or their property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee appointed for such matter, to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the Securities or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

6.10.        Priorities.

Subject to the terms of the Security Documents, if the Trustee or the Notes Collateral Agent collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First:  to the Trustee and the Notes Collateral Agent for amounts due under Section 7.7 and Section 10.14;

Second:  to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

Third:  to Holders for principal amounts and premium, if any, due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

Fourth:  to the Issuer or to the Guarantors as their respective interests may appear.

The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

6.11.        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

6.12.        Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, Trustee and the Holders shall continue as though no such proceeding had been instituted.

6.13.        Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

ARTICLE SEVEN

TRUSTEE

7.1.          Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing and known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(ii)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

(c)           Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

(ii)           The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)          The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e)           Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

7.2.          Rights of Trustee.

Subject to Section 7.1:

(a)           The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 14.5.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)           The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records and premises of the Issuer, personally or by agent or attorney.

(h)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j)            The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of Control or Asset Sale unless either (i) a Responsible Officer shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof from either of the Issuer or any Holder.

(k)           Delivery of reports, information and documents to the Trustee under Section 4.10 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants hereunder.

7.3.          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its Subsidiaries (including any Guarantors) or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

7.4.          Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.  The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

7.5.          Notice of Default.

If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such Default or Event of Default, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs.  Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer or the ABL Net Proceeds Offer Payment Date pursuant to an ABL Net Proceeds Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

7.6.          Reports by Trustee to Holders.

Within 60 days after each May 15, beginning with the first May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA § 313(a).  The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

The Issuer shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

7.7.          Compensation and Indemnity.

The Issuer and the Guarantors shall pay to the Trustee, from time to time, reasonable compensation for its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the cost and expense of enforcing this Indenture and the Securities against the Issuer and the Guarantors (including this Section 7.7) including the reasonable costs and expenses of defending themselves against or investigating any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder.  The Trustee shall notify the Issuer and the Guarantors promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity, provided that any failure to so notify the Issuer and the Guarantors shall not relieve the Issuer and the Guarantors of their indemnity obligations hereunder.  The Issuer and the Guarantors may, subject to the approval of the Trustee, defend the claim and the Trustee shall cooperate in the defense.  The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer and the Guarantors will not be required to pay such fees and expenses if, subject to the approval of the Trustee, it assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Guarantors and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee.  The Issuer and the Guarantors need not pay for any settlement made without their written consent, which consent will not be unreasonably withheld, delayed or conditioned.  The Issuer and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee (provided that any assets or money received in contravention of the Security Documents shall be applied as set forth in the Security Documents), except assets or money held in trust to pay principal of, premium, if any, or interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (vi) or (vii) of Section 6.1 occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

7.8.          Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer in writing.  The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee.  The Issuer may remove the Trustee if:

(i)            the Trustee fails to comply with Section 7.10;

(ii)           the Trustee is adjudged bankrupt or insolvent;

(iii)          a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s and the Guarantors’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

7.9.          Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

7.10.        Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2).  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.  The provisions of TIA § 310 shall apply to the Issuer and any other obligor of the Securities.

7.11.        Preferential Collection of Claims Against the Issuer.

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

8.1.          Termination of the Issuer’s Obligations.

The Issuer may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the

Issuer and thereafter repaid to the Issuer, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by them hereunder, or if:

(i)            either (x) all Securities have become due and payable hereunder or (y) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the name, and at the expense, of the Issuer, in accordance with the provisions hereof;

(ii)           the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities;

(iii)          no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article Eight concurrently with such incurrence) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Issuer is a party or by which the Issuer is bound;

(iv)          the Issuer shall have paid all other sums payable by it hereunder; and

(v)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer’s obligations under the Securities and this Indenture have been complied with.

Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 8.5 and 8.6 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.8.  After the Securities are no longer outstanding, the Issuer’s obligations in Sections 7.7, 8.5 and 8.6 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under the Securities and this Indenture except for those surviving obligations specified above.

8.2.          Legal Defeasance and Covenant Defeasance.

(a)           The Issuer may, at its option by Board Resolutions of the Boards of Directors of the Issuer, at any time, elect to have either paragraph (b) or (c) below applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.3.

(b)           Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer and any Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from their respective obligations with respect to all outstanding Securities and the corresponding Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.4 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company’s obligations with respect to such Securities under Article Two and Section 4.2, (iii) the rights, powers, trust, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (iv) this Article Eight.  Subject to compliance with this Article Eight, the Issuer may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

(c)           Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.3, be released from their obligations, if any, under the covenants contained in Sections 4.3 and 4.4 and Sections 4.12 through 4.22, 10.1, 10.2, 10.4, 10.5 and Article Five with respect to the outstanding Securities and the corresponding Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(iii), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.  In addition, upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.3 hereof, Sections 6.1(iii), 6.1(iv), 6.1(v), 6.1(viii) and 6.1(ix) and shall not constitute Events of Default.

8.3.          Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2(b) or 8.2(c) to the outstanding Securities:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(i)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Securities, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(ii)           in the case of an election under Section 8.2(b), the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)          in the case of an election under Section 8.2(c), the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)          no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.1(vi) and 6.1(vii) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

(v)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or

Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article Eight concurrently with such incurrence), the Credit Agreement or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi)          the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(vii)         the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent hereunder provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(viii)        the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above of this Section 8.3 need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

8.4.          Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.5.          Repayment to the Issuer.

The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer.  After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

8.6.          Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight; provided that if the Issuer has made any payment of interest on, premium, if any, or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.1.          Without Consent of Holders.

The Issuer, any Guarantor, the Trustee and the Notes Collateral Agent, together, may amend or supplement this Indenture, the Securities, any Guarantee, the Intercreditor Agreement or the Security Documents without notice to or consent of any Securityholder:

(i)            to cure any ambiguity, defect or inconsistency, so long as such change does not, in the good faith determination of the Board of Directors of the Company, adversely affect the rights of any of the Holders in any material respect.  In formulating its determination on such matters, the Board of Directors of the Company will be entitled to rely on such evidence as it deems appropriate;

(ii)           to evidence the succession in accordance with Article Five of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities;

(iii)          to provide for uncertificated Securities in addition to or in place of certificated Securities;

(iv)          to make any other change that would provide additional benefit or rights to the Securityholders or that does not adversely affect the rights of any Securityholders hereunder in any material respect;

(v)           to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

(vi)          to add or release any Guarantor pursuant to the terms of this Indenture;

(vii)         to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities, provided that for purposes of this clause (vii), the terms Initial Notes and Exchange Notes, shall include any other Securities issued in accordance with clause (iii) of the fourth paragraph of Section 2.2 or Securities issued in exchange therefor which are identical in all material respects to such Securities (except that the transfer restrictions on the Securities issued in exchange for Securities issued in accordance with clause (iii) of the fourth paragraph of Section 2.2 shall be modified or eliminated, as appropriate); or

(viii)        to release the Noteholder Secured Parties’ Lien with respect to Collateral in accordance with the terms and conditions set forth in this Indenture and under the Security Documents;

; provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1. In addition, without the consent of the Holders of the Securities, the Company, the Guarantors and the Trustee may amend this Indenture, the Security Documents and the Intercreditor Agreement to provide for the release of Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or this Indenture, to secure any Other Pari Passu Lien Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement, to modify the Intercreditor Agreement to allow for Liens on the Notes Collateral which secure Indebtedness secured by Liens with Junior Lien Priority that are senior to the Liens on the Notes Collateral which secure the ABL Obligations, so long as such Liens with Junior Lien Priority are junior to the Liens securing the Securities to the extent set forth in the definition of “Junior Lien Priority” (or to include such Indebtedness secured by Liens with Junior Lien Priority in the Intercreditor Agreement) or to conform this Indenture, the Security Documents or the Intercreditor Agreement to the “Description of the Notes” contained in the Offering Circular.  In making its determination, the Issuer’s Board of Directors may rely on such evidence as it deems appropriate.

9.2.          With Consent of Holders.

Subject to Section 6.7, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent, together with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, the Intercreditor Agreement, the Security Documents, the Securities or the Guarantees without notice to any other Securityholders.  Subject to Section 6.7, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Issuer or any Guarantor with any provision of this Indenture, the Security Documents, the Intercreditor Agreement, the Securities or any Guarantee without notice to any other Securityholder.  In addition, without the consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding, (a) no amendment may release from the Lien of this Indenture or the Securities and the Security Documents all or substantially all of the Collateral otherwise than in accordance with the terms of such Security Documents and (b) no waiver or amendment to this Indenture or the Security Documents may alter the priority of the Lien securing the Collateral in any manner that adversely affects the rights of any Holder.

Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to (and to the extent provided in) Section 6.4, may:

(i)            reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(ii)           reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Security;

(iii)          reduce the principal of or change or have the effect of changing the fixed maturity of any Security, or change the date on which any Securities may be subject to redemption or reduce the Redemption Price therefor;

(iv)          make any Securities payable in money other than that stated in the Securities;

(v)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

(vi)          modify or change any provision of this Indenture or the related definitions affecting the ranking of the Securities or any Guarantee, in a manner which adversely affects the Holders;

(vii)         amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control which has occurred or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred;

(viii)        make any changes in Sections 6.4, 6.7 or this Section 9.2; or

(ix)           release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture other than in accordance with the terms of this Indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

9.3.          Compliance with TIA.

From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities or any Guarantee shall comply with the TIA as then in effect.

9.4.          Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (i) through (vii) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

9.5.          Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee.  The Issuer shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

9.6.          Trustee to Sign Amendments, etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each complying with Sections 12.4 and 12.5 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms.  Such Opinion of Counsel shall be at the expense of the Issuer.

ARTICLE TEN

COLLATERAL AND SECURITY DOCUMENTS

10.1.        Security Documents; Additional Collateral.

(a)           In order to secure the due and punctual payment of the Securities and all other Obligations in respect of the Securities and this Indenture and the Security Documents, and the other amounts payable to the Trustee hereunder, the Company and the Guarantors shall, on the Issue Date or thereafter in accordance with the provisions of this Section 10.1 and Section 10.2 hereof, enter into the applicable Security Documents to create the Lien on the Collateral in favor of the Notes Collateral Agent (subject to the terms of the Intercreditor Agreement) for the benefit of the Noteholder Secured Parties and to provide for certain related intercreditor matters.  The Trustee and the Company hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Noteholder Secured Parties, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement.  Each Holder, by accepting a Security (including any Indebtedness issued after the Issue Date pursuant to clause (iii) of the fourth paragraph of Section 2.2), consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the

Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control.  Any Guarantor shall, upon becoming a Guarantor, become a party to each applicable Security Document as shall be necessary or appropriate to grant and create a valid Lien on and security interest in the personal property of such Guarantor of the type described in the definition of “Collateral” in the Security Agreement and, to the extent required by Section 10.1(b), all real property owned by such Guarantor, in each case, subject to no Liens other than Liens permitted by this Indenture and the Security Documents.  In furtherance and in compliance with the provisions of Section 4.19 herein, after the Issue Date, to further secure the Obligations in respect of the Securities and this Indenture, the Company and the Guarantors shall enter into the applicable Security Documents to create a Lien in favor of Notes Collateral Agent for the benefit of the Noteholder Secured Parties on any and all Collateral (subject to the terms of the Intercreditor Agreement) on which a Lien is granted to the Notes Collateral Agent for the benefit of the Noteholder Secured Parties.

(b)           If the Company or any Guarantor acquires after the Issue Date (i) in fee simple any real property with book value or cost (whichever is greater) in excess of $2.5 million or (ii) any leasehold interests in any real property with annual rent in excess of $2.5 million, in either case as determined in good faith by the Company’s Board of Directors as evidenced by a Board Resolution, the Company or such Guarantor shall grant to the Notes Collateral Agent for the benefit of the Noteholder Secured Parties a Mortgage on such real property; provided that in the case of leaseholds only (but not with respect to owned real property) the Company and the Guarantors shall only be required to use commercially reasonable efforts to obtain leasehold mortgages or other security interests with respect thereto and shall in no event be required to obtain such leasehold mortgages or other security interests if prohibited by applicable law, regulation or contract.  All such Mortgages shall be reasonably satisfactory in form and substance to the Notes Collateral Agent.  In connection therewith, the Company shall deliver to the Notes Collateral Agent a Mortgage, title insurance policy, survey, legal opinion, Uniform Commercial Code (“UCC”) fixture filings and other documents and instruments meeting the requirements of Schedule III of the Purchase Agreement (as if such newly acquired real property were set forth on such Schedule), each in form and substance satisfactory to Notes Collateral Agent, and pay all costs and expenses in connection therewith.

(c)           The Trustee (solely in its capacity as a trustee on behalf of the Holders pursuant to the Security Documents) and each Holder, by accepting a Security, agrees to all of the terms and provisions of each of the Security Documents and the Intercreditor Agreement, as the same may be amended from time to time pursuant to the provisions of Security Documents, the Intercreditor Agreement and this Indenture, and acknowledges that the Security Documents also may be amended to the extent permitted by law without the consent of the Trustee or the Holders to add additional Persons as Noteholder Secured Parties under the Security Documents and/or add new classes of creditors, in each case, to the extent such Indebtedness and Liens are permitted hereby.

(d)           The Company and the Guarantors shall comply with the requirements of Section 5(i) of the Purchase Agreement.

10.2.        Recording, Etc.

(a)           The Company and the Guarantors shall take or cause to be taken all action required or desirable to be taken by the Company or such Guarantor to maintain and perfect the Lien on the Collateral granted by the Security Documents, to the extent required thereby, including, but not limited to, causing all financing statements, any mortgage or deed of trust, the Security Documents (or a short form version thereof), other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property to be executed and delivered to the Notes Collateral Agent to be promptly recorded, registered and filed, and at all times to be kept recorded and will execute and cause to be filed such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to maintain the perfection of the Holders’ and the Trustee’s rights under this Indenture and the Security Documents to all property comprising the Collateral.  Without limiting the generality of the foregoing, the Company will cause each new Guarantor that becomes a Guarantor after the Issue Date pursuant to Sections 4.15 and 4.20 hereof to execute and deliver to the Notes Collateral Agent and the Trustee at such time as such Guarantor becomes a Guarantor and owns, possesses or acquires any property or assets of the type or nature that would constitute Collateral (i) a counterpart to the Security Agreement and such other documents as required by the Security Agreement and the Intercreditor Agreement and (ii) any other Security Documents as shall be necessary or reasonably requested by the Notes Collateral Agent in order to grant and perfect the Lien on the Collateral of such Guarantor.

(b)           The Company shall furnish or cause to be furnished to the Trustee:

(1)           at the time of execution and delivery of this Indenture, Opinions of Counsel delivered on the Issue Date with respect to Collateral substantially to the effect that, in the opinion of such counsel, each Security Document and all other instruments of further assurance or assignment have been properly recorded, or filed to the extent necessary to perfect or create the security interests created by each such Security Document, to the extent that perfection of such security interests is required by the Security Documents, and reciting the details of such action, and stating that as to the security interests created pursuant to each such Security Document, such recordings, registrations and filings are the only recordings, registrations and filings necessary to give notice thereof (other than as stated in such opinion);

(2)           within 30 days after August 15 of each year beginning with August 15, 2010, an Opinion of Counsel dated as of such date either (i) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and refilings of all instruments of further assurance as is necessary to maintain the validity, enforceability and perfection of the security interests of each of the Security Documents, to the extent that perfection of such security interests is required by the Security Documents, and reciting with respect to such security interests the details of such action (or to the extent that further action is required to be taken within the next twelve months, details of such further action) or referencing prior Opinions of Counsel in which such details are given, or (ii) if perfection of such security interests is required by the Security Documents, to the effect that, in the opinion of such counsel, no additional action is necessary to maintain perfection of such security interests.

10.3.        Release of Collateral/Intercreditor and Subordination Agreements.

(a)           Subject to the terms of Article Four, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided in this Indenture.  The Company and the Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Securities and the Guarantees, and the Trustee (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall release, or instruct the Notes Collateral Agent to release, as applicable, the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances:

(1)           to enable the Company or any Guarantor to sell, exchange or otherwise dispose of any of the Collateral (other than any such sale or other disposition to the Company or another Guarantor) to the extent not prohibited under Article Four;

(2)           in the case of a Guarantor that is released from its Guarantee with respect to the Securities, the release of the property and assets of such Guarantor;

(3)           pursuant to an amendment or waiver in accordance with Article Nine;

(4)           if the Securities have been discharged or defeased pursuant to Article Eight; or

(5)           with respect to any ABL Collateral, if the ABL Collateral Agent releases such ABL Collateral from the Lien securing the ABL Obligations in accordance with the ABL Loan Documents.

(b)           Upon receipt of an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under this Indenture and the Security Documents (and TIA § 314(d)), if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall, or shall cause the Notes Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.  Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in good faith in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

10.4.        Taking and Destruction.

Upon any Taking or Destruction of any Collateral, all Net Insurance Proceeds received by the Company or any Guarantor shall be deemed Net Cash Proceeds and shall be applied in accordance with Section 4.18 as if such Net Insurance Proceeds were Net Cash Proceds received by the Company or such Guarantor in connection with an Asset Sale.

10.5.        Trust Indenture Act Requirements.

The release of any Collateral from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents will not be deemed to impair the security interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof.  The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the security interests in contravention of the terms of this Indenture.  To the extent applicable following the qualification of this Indenture under the TIA, without limitation, the Company and the Guarantors will comply with TIA § 314(d) relating to the release of property or securities from the Liens hereof and of the Security Documents and TIA § 314(b) relating to reports.  At the request of the Trustee, the Company shall provide a certificate or opinion required by TIA § 314(d), which certificate or opinion may be made by an Officer of the Company, except in cases in which TIA § 314(d) requires that such certificate or opinion be made by an independent Person.

10.6.        Suits To Protect the Collateral.

Subject to the provisions of Article Nine, the Intercreditor Agreement and the Security Documents, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Notes Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1)           enforce any of the terms of the Security Documents; and

(2)           collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to instruct the Notes Collateral Agent to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture (including power to instruct the Notes Collateral Agent to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests).  Nothing in this Section 10.6 shall be considered to impose any such duty or obligation to act on the part of the Trustee.

10.7.        Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder or under any of the Security Documents be bound to ascertain the authority of the Trustee or the Notes Collateral Agent, as the case may be, to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Ten to be sold be under obligation to ascertain or inquire into the authority of the Company, to make any such sale or other transfer.

10.8.        Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Ten upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article Ten.

10.9.        Determinations Relating to Collateral.

In the event (i) the Trustee shall receive any written request from the Company or any Guarantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company’s or any Guarantor’s obligations with respect thereto (other than actions with respect to the Collateral on the part of the Trustee that do not, pursuant to the express terms of this Indenture, require the consent of the Holders); or (ii) there shall be required from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument (other than the performance or delivery of any instrument with respect to the Collateral that does not require the consent of the Holders pursuant to the express terms of this Indenture); or (iii) a Responsible Officer of the Trustee shall receive notice or have actual knowledge of any default by the Company or any Guarantor of any covenant or any breach of any representation or warranty of the Company or any Guarantor set forth in any Security Document, and, in the case of clause (i), (ii) or (iii) above, the Trustee’s response or action is not otherwise specifically addressed hereunder or under the applicable Security Document then, in each such event, the Trustee shall, within seven Business Days thereafter, advise the Holders, in writing and at the Company’s expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the default of which the Trustee has received notice or has actual knowledge.  Subject to Article Nine and the Security Documents, the Holders of not less than a majority in aggregate principal amount at maturity of the outstanding Securities shall have the exclusive authority to direct the Trustee’s response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above.  In the event the Trustee shall be required to respond to any of the circumstances contemplated in this Section 10.9, the Trustee shall not be required so to respond unless it shall have received written direction by Holders of not less than a majority in aggregate principal amount at maturity of the outstanding Securities and indemnity reasonably satisfactory to it; provided that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such default (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.7).  The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by such Holders.

10.10.      Release upon Termination of the Company’s Obligations.

In the event that the Company delivers an Officers’ Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article Eight and such other documents and/or funds as are required to be delivered or paid pursuant to Article Eight, the Trustee shall at the request of the Company instruct the Notes Collateral Agent to execute and deliver, in each case without recourse, representation or warranty, such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company may reasonably request evidencing the termination of the Liens created by the Security Documents in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders and thereafter neither the Trustee nor the Notes Collateral Agent shall be deemed to hold the Liens for the benefit of the Trustee and the Holders.

10.11.      Limitation on Duty of Trustee in Respect of Collateral.

(a)           Beyond the exercise of reasonable care by the Trustee and the Notes Collateral Agent, neither the Trustee nor the Notes Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Notes Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of the security interest in the Collateral.

(b)           Neither the Trustee nor the Notes Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens upon any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Trustee or the Notes Collateral Agent, as applicable, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

10.12.      Successor Collateral Agent.

If the Notes Collateral Agent resigns or is otherwise removed or replaced, the Company may appoint a successor collateral agent (a “Successor Collateral Agent”) on behalf of the Trustee and Holders of Securities.  The Successor Collateral Agent shall be a bank, trust company or other financial institution having capital and retained earnings of at least $1,000,000,000.  Upon acceptance of any appointment as the Successor Collateral Agent, such Successor Collateral Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges, duties and obligations of the retiring Notes Collateral Agent hereunder and under the Security Documents and the retiring Notes Collateral Agent shall be discharged from its duties and obligations hereunder.  In this connection, the Trustee shall, if requested by the Successor Collateral Agent and without the necessity of obtaining the consent of the Holders of Securities, so acknowledge such fact in writing in form and substance reasonably satisfactory to the Successor Collateral Agent.

10.13.      Notes Collateral Agent.

(a)           The Trustee and each of the Holders by acceptance of the Securities hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Securities hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto.  The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 10.13.  The provisions of this Section 10.13 are solely for the benefit of the Notes Collateral Agent and none of the Trustee, any of the Holders nor the Company or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 10.13.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Notes Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement or otherwise exist against the Notes Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Except as expressly otherwise provided in this Indenture, the Notes Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Notes Collateral Agent is expressly entitled to take or assert under this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, including the exercise of remedies pursuant to Article Six, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

(b)           The Notes Collateral Agent may execute any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects as long as such selection was made without negligence or willful misconduct.

(c)           None of the Notes Collateral Agent or any of its agents or employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own negligence or willful misconduct) or under or in connection with the Security Agreement, any Security Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own negligence or willful misconduct), or (ii) be responsible in any manner to the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Guarantor contained in this Indenture or any other indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or any other indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any other indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement, or for any failure of the Company or any Guarantor or any other party to this Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder.  None of the Notes Collateral Agent or any of its agents or employees shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any other indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement or to inspect the properties, books or records of the Company or any Guarantor.

(d)           The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Guarantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent.  The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or any other indenture, the Security Documents or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)           The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Six (subject to Section 7.1); provided, however, that unless and until the Notes Collateral Agent has received any such request, the Notes Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(f)            U.S. Bank National Association and its Affiliates (and any successor Notes Collateral Agent and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Company and the Guarantors as though it was not the Notes Collateral Agent hereunder and without notice to or consent of the Trustee.  The Trustee and the Holders acknowledge that, pursuant to such activities, U.S. Bank National Association or its Affiliates (and any successor Notes Collateral Agent and its Affiliates) may receive information regarding the Company and the Guarantors (including information that may be subject to confidentiality obligations in favor of the Company and the Guarantors) and acknowledge that the Notes Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders.  Nothing herein shall impose or imply any obligation on the part of U.S. Bank National Association (or any successor Notes Collateral Agent) to advance funds.

(g)           The Notes Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent.  If the Notes Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor Notes Collateral Agent.  If no successor notes collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Notes Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor notes collateral agent.  If no successor notes collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition at the expense of the Company a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor notes collateral agent hereunder, such successor notes collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor notes collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated.  After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 10.13 (and Section 10.15) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(h)           The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion.  Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the

Notes Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(i)                                     The Trustee, as such and as Notes Collateral Agent, is authorized and directed to (i) enter into the Security Agreement, and the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Agreement, and the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Agreement, and the Security Documents and the Intercreditor Agreement.

(j)                                     The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Notes Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Company and the Guarantors, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(k)                                  The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company and the Guarantors or is cared for, protected or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Notes Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Notes Collateral Agent’s own interest in the Collateral, and that the Notes Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(l)                                     If the Company (i) incurs any ABL Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting ABL Obligations entitled to the benefit of an existing intercreditor agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officers’ Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the ABL Obligations so incurred so long as such ABL Obligations (and any security interests granted in connection therewith) are permitted to be incurred and granted under this Indenture, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(m)                               No provision of this Indenture, the Security Agreement, the Intercreditor Agreement or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(n)                                 The Notes Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Notes Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.  The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

10.14.                  Compensation and Indemnification.

The Notes Collateral Agent shall be entitled to the security, compensation and indemnification set forth in Section 7.7 (with the references to the Trustee therein being deemed to refer to the Notes Collateral Agent).

10.15.                  Intercreditor Agreement, Security Agreement, and Other Security Documents.

The Trustee and Notes Collateral Agent is each hereby directed and authorized to execute and deliver the Intercreditor Agreement, the Security Agreement, and any other Security Documents in which it is named as a party.  It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements or documents, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.  Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Intercreditor Agreement, the Security Agreement, or any other Security Documents, the Trustee and Notes Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreements or documents).

ARTICLE ELEVEN

RANKING OF LIENS

11.1.                        Relative Rights.

The Intercreditor Agreement defines the relative rights, as lienholders, of the ABL Secured Parties and the Noteholder Secured Parties.  Nothing in this Indenture or the Intercreditor Agreement will:

(1)                                  impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest on the Securities in accordance with their terms or to perform any other obligation of the Company or any Guarantor under this Indenture, the Securities, the Guarantees and any Security Documents;

(2)                                  restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Intercreditor Agreement;

(3)                                  prevent the Trustee or any Holder from exercising against the Company or any Guarantor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreement); or

(4)                                  restrict the right of the Trustee or any Holder:

(a)                                  to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to the Company or any Guarantor or otherwise to commence, or seek relief commencing, any Insolvency or Liquidation Proceeding involuntarily against the Company or any Guarantor;

(b)                                 to make, support or oppose any request for an order for dismissal, abstention or conversion in any Insolvency or Liquidation Proceeding;

(c)                                  to make, support or oppose, in any Insolvency or Liquidation Proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(d)                                 to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any Insolvency or Liquidation Proceeding and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article Eleven;

(e)                                  to seek or object to the appointment of any professional person to serve in any capacity in any Insolvency or Liquidation Proceeding or to support or object to any request for compensation made by any professional person or others therein;

(f)                                    to make, support or oppose any request for order appointing a trustee or examiner in any Insolvency or Liquidation Proceeding; or

(g)                                 otherwise to make, support or oppose any request for relief in any Insolvency or Liquidation Proceeding that it is permitted by law to make, support or oppose:

(x)                                   as if it were a holder of unsecured claims; or

(y)                                 as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding (in each case set forth in this clause (g) except as set forth in the Intercreditor Agreement).

ARTICLE TWELVE

GUARANTEE OF SECURITIES

12.1.                        Unconditional Guarantee.

Subject to the provisions of this Article Twelve, each of the Guarantors, upon the execution and delivery of this Indenture or a Guarantee pursuant to Section 4.15 or 4.20, shall hereby, jointly and severally, unconditionally and irrevocably guarantee, on a senior secured basis (such guarantees to be referred to herein as the “Guarantees”) to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that:  (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Issuer or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.7 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.  An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuer.

Each of the Guarantors, upon the execution and delivery of this Indenture or a Guarantee pursuant to Section 4.15 or 4.20, shall hereby agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each of the Guarantors, upon the execution and delivery of this Indenture or a Guarantee pursuant to Section 4.15 or 4.20, shall hereby waive the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Guarantees.  Each Guarantee is a guarantee of payment and not of collection.  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to such Issuer or such Guarantor, any amount paid by such Issuer or such Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor, upon the execution and delivery of this Indenture or a Guarantee pursuant to Section 4.15 or 4.20, shall hereby further agree that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of the Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantees.

No Affiliate, stockholder, officer, director, limited liability company member or employee, past, present or future, of any Guarantor, as such, shall have any personal liability under such Guarantor’s Guarantee by reason of his, her or its status as such Affiliate, stockholder, officer, director, limited liability company member or employee.

12.2.                        Limitations on Guarantees.

The obligations of any Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

12.3.                        Execution and Delivery of Guarantee.

To further evidence the Guarantees set forth in Section 12.1, each Guarantor, upon the execution and delivery of this Indenture or a Guarantee pursuant to Section 4.15 or 4.20, hereby agrees that a notation of its Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Security authenticated and delivered by the Trustee.  The Guarantee of any Guarantor shall be executed on behalf of such Guarantor by either manual or facsimile signature of two Officers of such Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Each of the Guarantors, upon the execution and delivery of this Indenture or a Guarantee pursuant to Section 4.15 or 4.20, hereby agrees that its Guarantee set forth in Section 12.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Security shall nevertheless be valid.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

12.4.                        Release of a Guarantor.

(a)                                  If no Default or Event of Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or any Restricted Subsidiary of the Company, in a transaction or series of related transactions that either (i) does not constitute an Asset Sale or (ii) constitutes an Asset Sale and such Asset Sale is not in violation of Section 4.18, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, such Guarantor’s Guarantee will be automatically discharged and such Guarantor shall be released from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder.  Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Twelve.

(b)                                 In addition, each such Guarantee will be automatically discharged and the Guarantor party thereto shall be released from all obligations under this Article Twelve without any further action on the part of the Trustee or any Holder upon (i) the release or discharge of the guarantee which resulted in the creation of such Guarantee under such Section 4.15, except a discharge or release by or as a result of payment under such Guarantee or (ii) the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture.  Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Twelve.

(c)                                  The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Issuer or such Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel certifying as to the compliance with this Section 12.4; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Company.

The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article Twelve.

Except as set forth in Articles Four and Five and this Section 12.4, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

12.5.                        Waiver of Subrogation.

Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor, upon the execution and delivery of this Indenture or a Guarantee pursuant to Section 4.15 or 4.20, shall hereby irrevocably waive and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer’s obligations under the Securities or this Indenture and such Guarantor’s obligations under its Guarantee and this Indenture, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.5 is knowingly made in contemplation of such benefits.

12.6.                        Immediate Payment.

Each Guarantor, upon the execution and delivery of this Indenture or a Guarantee pursuant to Section 4.15 or 4.20, shall hereby agree to make immediate payment to the Trustee, on behalf of the Holders or itself, of all Obligations due and owing or payable to the respective Holders or the Trustee upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

12.7.                        No Setoff.

Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without setoff, counterclaim, reduction or diminution of any kind or nature.

12.8.                        Obligations Absolute.

The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

12.9.                        Obligations Continuing.

The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full.  Upon the execution and delivery of this Indenture or a Guarantee pursuant to Section 4.15 or 4.20, each Guarantor shall hereby agree with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder and under its Guarantee.

12.10.                  Obligations Not Reduced.

The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

12.11.                  Obligations Reinstated.

The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made.  If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of such Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

12.12.                  Obligations Not Affected.

The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(i)                  any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting such Issuer or any other Person;

(ii)               any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Securities or any other document or instrument;

(iii)            any failure of the Issuer, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Guarantor;

(iv)           the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

(v)              the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(vi)           any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

(vii)        any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Guarantor;

(viii)     any merger or amalgamation of the Issuer or a Guarantor with any Person or Persons;

(ix)             the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

(x)                any other circumstance, including release of a Guarantor pursuant to Section 12.4 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Securities or of another Guarantor in respect of its Guarantee hereunder;

provided that the provisions of this Section 12.12 are not intended to affect in any way any release of a Guarantor in accordance with the provisions of Section 12.4.

12.13.                  Waiver.

Without in any way limiting the provisions of Section 12.1 hereof, each Guarantor, upon the execution and delivery of a Guarantee pursuant to Section 4.15 or 4.20, shall hereby waive notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or nonpayment of any of the Obligations, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever.

12.14.                  No Obligation to Take Action Against the Issuer.

Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Issuer or any other Person or any property of such Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

12.15.                  Dealing with the Issuer and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor and without the consent of or notice to any Guarantor, may

(i)                  grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(ii)               take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;

(iii)            release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

(iv)           accept compromises or arrangements from the Issuer;

(v)              apply all monies at any time received from the Issuer or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(vi)           otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

12.16.      Default and Enforcement.

If any Guarantor fails to pay in accordance with Section 12.6 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

12.17.      Amendment, etc.

No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

12.18.      Acknowledgment.

Each Guarantor, upon the execution and delivery of this Indenture or a Guarantee pursuant to Section 4.15 or 4.20, shall hereby acknowledge communication of the terms of this Indenture and the Securities and shall hereby consent to and approves of the same.

12.19.      Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

12.20.      No Merger or Waiver; Cumulative Remedies.

No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture.  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

12.21.      Survival of Obligations.

Without prejudice to the survival of any of the other obligations of any Guarantor hereunder, the obligations of each Guarantor under Section 12.1 shall survive the payment in full of the Obligations under the Securities, but only if and to the extent such payment is avoided, and in such case shall be enforceable against such Guarantor to the same extent as prior to any such payment and without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Guarantor.

12.22.      Guarantee in Addition to Other Obligations.

The Obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other Obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

12.23.      Severability.

Any provision of this Article Twelve which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Twelve.

12.24.      Successors and Assigns.

Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder, except as otherwise permitted in this Indenture.

ARTICLE THIRTEEN

TRUST MONIES

13.1.        Trust Monies.

All Trust Monies shall be held by or delivered to the Trustee in accordance with the provisions of the applicable Security Documents.  Trust Monies, if any, shall, so long as no Event of Default has occurred and is continuing, at the direction of the Company, be (a) applied by the Trustee from time to time to the payment of the principal of, premium, if any, and interest on any Securities at maturity or upon redemption or retirement, or to the purchase of Securities upon tender or in the open market or otherwise, (b) released to the extent such cash would be considered Collateral under the Security Documents following such release or (c) applied to cure any Event of Default set forth in Section 6.1(a) or (b) in each case in accordance with the Security Documents.

13.2.        Investment of Trust Monies.

All or any part of any Trust Monies held by the Trustee hereunder (except such as may be held for the account of any particular Securities) shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Monies shall be invested.  Unless a Default or Event of Default occurs and is continuing, any interest or dividends earned or paid on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee shall be forthwith paid to the Company.  Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.  The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act, its own material breach of this Indenture or its own willful misconduct in complying with this Section 13.2.

ARTICLE FOURTEEN

MISCELLANEOUS

14.1.        TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

14.2.        Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer or a Guarantor:

Clean Harbors, Inc.
42 Longwater Drive
Norwell, MA 02061
Attention:	Chief Financial Officer
Fax No:	(781) 792-5900

with a copy to:

Davis, Malm & D’Agostine, P.C.
One Boston Place,
37th Floor
Boston, MA 02108
Attention:	C. Michael Malm
Fax No:	(617) 523-6215

if to the Trustee or the Notes Collateral Agent:

U.S. Bank National Association
One Federal Street
3rd Floor
Boston, MA 02110
Attention:	Corporate Trust Services
Fax No:	(617) 603-6667

if to the Trustee for presentation of Securities for payment or for registration of transfer or exchange:

U.S. Bank National Association
Corporate Trust Services
Westside Flats Operation Center
60 Livingston Avenue
St. Paul, MN 55107
Attention:	Specialized Finance

The Issuer, the Trustee and the Notes Collateral Agent by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, the Trustee and the Notes Collateral Agent, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee), except that, with respect to any mailing, notices to the Trustee shall be deemed effective only upon receipt.

Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

14.3.        Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

14.4.        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(i)                  an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)               an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

14.5.        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.8, shall include:

(i)                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)            a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)           a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

14.6.        Rules by Trustee, Paying Agent, Registrar.

The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

14.7.        Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

14.8.        Governing Law.

THIS INDENTURE, THE SECURITIES AND ANY GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Securities or any Guarantees.

14.9.        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

14.10.      No Recourse Against Others.

No Affiliate, director, officer, employee, limited liability company members or stockholder of the Company or any Subsidiary, as such, shall have any liability for any obligations of the Issuer under the Securities or any Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

14.11.      Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee or the Notes Collateral Agent in this Indenture shall bind its successor.

14.12.      Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

14.13.      Severability.

In case any one or more of the provisions in this Indenture, the Securities or the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

CLEAN HARBORS, INC.

By:	/s/ James M. Rutledge
Name:	James M. Rutledge
Title:	Executive Vice President and
Chief Financial Officer

(signatures continued on next page)

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, INC.
CLEAN HARBORS (MEXICO), INC.
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS LOS ANGELES, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS OF TEXAS, LLC
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS PPM, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
(list continued on next page)

CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
GSX DISPOSAL, LLC
HARBOR MANAGEMENT CONSULTANTS, INC.
HILLIARD DISPOSAL, LLC
MURPHY’S WASTE OIL SERVICE, INC.
ROEBUCK DISPOSAL, LLC
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SPRING GROVE RESOURCE RECOVERY, INC.
TULSA DISPOSAL, LLC

By:	/s/ James M. Rutledge
Name:	James M. Rutledge
Title:	Executive Vice President

PLAQUEMINE REMEDIATION SERVICES, LLC

By:	/s/ William Geary
Name:	William Geary
Title:	Manager

CLEAN HARBORS FINANCIAL SERVICES COMPANY

By:	/s/ James M. Rutledge
Name:	James M. Rutledge
Title:	Trustee

(signatures continued on next page)

CLEAN HARBORS DEER PARK, L.P.
CLEAN HARBORS LAPORTE, L.P.
HARBOR INDUSTRIAL SERVICES TEXAS, L.P.

By: Clean Harbors of Texas, LLC, its General Partner

By:	/s/ James M. Rutledge
Name: James M. Rutledge
Title: Executive Vice President

S-1

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

S-2

U.S. BANK NATIONAL ASSOCIATION,
as Notes Collateral Agent

By:	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

S-1

Exhibit A

[FORM OF INITIAL NOTE](1)

[FACE OF SECURITY]

CLEAN HARBORS, INC.

7 5/8% Senior Secured Note due 2016

No.	Principal Amount $

ISIN No.

CUSIP No.

CLEAN HARBORS, INC., a Massachusetts corporation (the “Company” or the “Issuer,” which terms include any of its successors under the Indenture hereinafter referred to), for value received promise to pay to CEDE & CO. or registered assigns, the principal sum of Dollars ($      ) on August 15, 2016.

Interest Payment Dates: February 15 and August 15; commencing February 15, 2010.

Record Dates: February 1 and August 1.

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

(1)           Add Private Placement Legend and, if appropriate, add Global Security Legend and/or OID Legend.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by their duly authorized officers.

Dated:

CLEAN HARBORS, INC.

By:
Name:
Title:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Initial Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

CLEAN HARBORS, INC.

7 5/8% Senior Secured Note due 2016

1.                                       Interest.

CLEAN HARBORS, INC., a Massachusetts corporation (the “Company”, or the “Issuer,” which terms include any of its successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Issuer will pay interest semiannually on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing February 15, 2010.  Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including August 14, 2009.  Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.                                       Method of Payment.

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Indenture)) after such Record Date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer shall pay principal, premium, if any and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Issuer may pay principal, premium, if any, and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender.  The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.                                       Paying Agent and Registrar.

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.                                       Indenture.

The Issuer issued the Securities under an Indenture, dated as of August 14, 2009 (the “Indenture”), among the Issuer, the Guarantors, the Trustee and Notes Collateral Agent.  This Security is one of a duly authorized issue of Securities of the Issuer designated as their 7 5/8% Senior Secured Notes due 2016.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them.  The Securities are general obligations of the Issuer unlimited in amount.

5.                                       Optional Redemption.

The Issuer may redeem all or any portion of the Securities, on and after August 15, 2012, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on August 15 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
2012	103.813%
2013	101.906%
2014 and thereafter	100.000%

At any time, or from time to time, prior to August 15, 2012, the Issuer may, at its option, use the Net Cash Proceeds of one or more Equity Offerings to redeem up to 35% in aggregate principal amount of the Securities originally issued under the Indenture at a Redemption Price equal to 107.625% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided, however, that after any such redemption the aggregate principal amount of the Securities outstanding must equal at least 65% of the aggregate amount of the Securities originally issued under the Indenture.  In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Issuer shall make such redemption not more than 90 days after the consummation of such Equity Offering.

At any time prior to August 15, 2012, the Issuer may, on one or more occasions, redeem all or any portion of the Securities, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Securities redeemed, plus the Applicable Premium as of the date of redemption, including accrued and unpaid interest to the redemption date.

In addition, at any time and from time to time prior to August 15, 2012, but not more than once in any twelve-month period, the Issuer may redeem up to 10% of the original aggregate principal amount of Securities issued under the Indenture at a Redemption Price of 103% of the principal amount thereof, plus accrued and unpaid interest to the applicable Redemption Date.

6.                                       Notice of Redemption.

Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address.  Securities in denominations of $2,000 may be redeemed only in whole.  The Trustee may select for redemption portions (equal to $2,000 or integral multiples of $1,000 thereof) of the principal of Securities that have denominations larger than $2,000.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed.  A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.  On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

7.                                       Change of Control Offer.

Upon the occurrence of a Change of Control, the Issuer will be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date); provided however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to repurchase the Securities pursuant to this paragraph 7 in the event that the Issuer have exercised their right to redeem all of the Securities under the terms of paragraph 5 hereof).

8.                                       Limitation on Asset Sales.

The Issuer is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

9.                                       Registration Rights.

Pursuant to the Registration Rights Agreement, the Issuer will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Issuer’s 7 5/8% Senior Secured Notes due 2016, which shall have been registered under the Securities Act, in like principal amount and having terms substantially identical in all material respects to this Security.  The Holders of this Security shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

10.                                 Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000.  A Holder shall register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.                                 Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.                                 Unclaimed Funds.

If funds for the payment of principal, premium, if any, or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer at their request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.                                 Discharge Prior to Redemption or Maturity.

The Issuer and any Guarantor may be discharged from their obligations under the Indenture or the Securities and any Guarantee except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities and any Guarantee, in each case upon satisfaction of certain conditions specified in the Indenture.

14.                                 Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture and the Securities and any Guarantee may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  From time to time, the Issuer, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture, the Intercreditor Agreement and the Security Documents to cure ambiguities, defects or inconsistencies, and to add Guarantees, to release the Noteholder Secured Parties’ Lien with respect to Collateral in accordance with the terms and conditions of the Indenture and the Security Documents or similar provisions, so long as such change does not, in the good faith determination of the Issuer’s Board of Directors, adversely affect the rights of any of the Holders of the Securities in any material respect. In addition, without the consent of the Holders of the Securities, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Security Documents and the Intercreditor Agreement to provide for the release of Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or the Indenture, to secure any Other Pari Passu Lien

Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement, to modify the Intercreditor Agreement to allow for Liens on the Notes Collateral which secure Indebtedness secured by Liens with Junior Lien Priority that are senior to the Liens on the Notes Collateral which secure the ABL Obligations, so long as such Liens with Junior Lien Priority are junior to the Liens securing the Securities to the extent set forth in the definition of “Junior Lien Priority” (or to include such Indebtedness secured by Liens with Junior Lien Priority in the Intercreditor Agreement) or to conform the Indenture, the Security Documents or the Intercreditor Agreement to the “Description of the Notes” contained in the Offering Circular.

15.                                 Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates.  The limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

16.                                 Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of Securities may not enforce the Indenture, the Securities or any Guarantee except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees, unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.                                 Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.                                 No Recourse Against Others.

No Affiliate, stockholder, director, officer, employee or limited liability company member of the Issuer or any of their Subsidiaries shall have any liability for any obligations of the Issuer under the Securities or any Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Security by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

19.                                 Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.                                 Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.                                 Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

22.                                 CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer have caused CUSIP and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.                                 Indenture.

Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type.  Requests may be made to:  Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA, 02061, Attn:  Chief Financial Officer.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) August 14, 2010, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

[Check One]

(1)	☐	to the Issuer or a subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	☐	outside the United States to a “foreign person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)	☐	pursuant to an effective registration statement under the Securities Act; or

(7)	☐	pursuant to another available exemption from the registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Issuer as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

☐	The transferee is an Affiliate of the Issuer.

Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE:      To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.17 or Section 4.18 of the Indenture, check the appropriate box:

Section 4.17 ☐              Section 4.18 ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.17 or Section 4.18 of the Indenture, state the amount:  $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

Exhibit B

[FORM OF EXCHANGE NOTE](1)

[FACE OF SECURITY]

CLEAN HARBORS, INC.

7 5/8% Senior Secured Note due 2016

No.	Principal Amount $

ISIN No.

CUSIP No.

CLEAN HARBORS, INC., a Massachusetts corporation (the “Company” or the “Issuer,” which terms include any of its successors under the Indenture hereinafter referred to), for value received promise to pay to CEDE & CO. or registered assigns, the principal sum of Dollars ($), on August 15, 2016.

Interest Payment Dates:  February 15 and August 15, commencing [               ], 20[ ].

Record Dates:  February 1 and August 1.

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

(1)           If appropriate, add Global Security Legend and/or OID Legend.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by their duly authorized officers.

Dated:

CLEAN HARBORS, INC.

By:
Name:
Title:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the 7 5/8% Senior Secured Notes due 2016 described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

CLEAN HARBORS, INC.

7 5/8% Senior Secured Note due 2016

1.             Interest.

CLEAN HARBORS, INC., a Massachusetts corporation (the “Company” or the “Issuer,” which terms include any of its successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Issuer will pay interest semiannually on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing [          ], 20[ ].  Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [          ], 20[ ].  Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.             Method of Payment.

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Indenture)) after such Record Date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer shall pay principal, premium, if any and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Issuer may pay principal, premium, if any, and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender.  The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.             Paying Agent and Registrar.

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.             Indenture.

The Issuer issued the Securities under an Indenture, dated as of August 14, 2009 (the “Indenture”), among the Issuer, the Guarantors, the Trustee and Notes Collateral Agent.  This

Security is one of a duly authorized issue of Securities of the Issuer designated as their 7 5/8% Senior Secured Notes due 2016.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them.  The Securities are general obligations of the Issuer unlimited in amount.

5.             Optional Redemption.

The Issuer may redeem all or any portion of the Securities, on and after August 15, 2012, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on August 15 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
2012	103.813%
2013	101.906%
2014 and thereafter	100.000%

At any time, or from time to time, prior to August 15, 2012, the Issuer may, at its option, use the Net Cash Proceeds of one or more Equity Offerings to redeem up to 35% in aggregate principal amount of the Securities originally issued under the Indenture at a Redemption Price equal to 107.625% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided, however, that after any such redemption the aggregate principal amount of the Securities outstanding must equal at least 65% of the aggregate amount of the Securities originally issued under the Indenture.  In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Issuer shall make such redemption not more than 90 days after the consummation of such Equity Offering.

At any time prior to August 15, 2012, the Issuer may, on one or more occasions, redeem all or any portion of the Securities, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Securities redeemed, plus the Applicable Premium as of the date of redemption, including accrued and unpaid interest to the redemption date.

In addition, at any time and from time to time prior to August 15, 2012, but not more than once in any twelve-month period, the Issuer may redeem up to 10% of the original aggregate principal amount of Securities issued under the Indenture at a Redemption Price of 103% of the principal amount thereof, plus accrued and unpaid interest to the applicable Redemption Date.

6.             Notice of Redemption.

Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address.  Securities in denominations of $2,000 may be redeemed only in whole.  The Trustee may select for redemption portions (equal to $2,000 or integral multiples of $1,000 thereof) of the principal of Securities that have denominations larger than $2,000.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed.  A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.  On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

7.             Change of Control Offer.

Upon the occurrence of a Change of Control, the Issuer will be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to repurchase the Securities pursuant to this paragraph 7 in the event that the Issuer have exercised their right to redeem all of the Securities under the terms of paragraph 5 hereof).

8.             Limitation on Asset Sales.

The Issuer is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.           Denominations, Transfer, Exchange.

The Securities are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000.  A Holder shall register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.           Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.           Unclaimed Funds.

If funds for the payment of principal, premium, if any, or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer at their request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.           Discharge Prior to Redemption or Maturity.

The Issuer and any Guarantors may be discharged from their obligations under the Indenture or the Securities and any Guarantee except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities and any Guarantee, in each case upon satisfaction of certain conditions specified in the Indenture.

14.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture and the Securities and any Guarantee may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  From time to time, the Issuer, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture, the Intercreditor Agreement and the Security Documents to cure ambiguities, defects or inconsistencies, and to add Guarantees, to release the Noteholder Secured Parties’ Lien with respect to Collateral in accordance with the terms and conditions of the Indenture and the Security Documents or similar provisions, so long as such change does not, in the good faith determination of the Issuer’s Board of Directors, adversely affect the rights of any of the Holders of the Securities in any material respect. In addition, without the consent of the Holders of the Securities, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Security Documents and the Intercreditor Agreement to provide for the release of Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or the Indenture, to secure any Other Pari Passu Lien Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement, to modify the Intercreditor Agreement to allow for Liens on the Notes Collateral which secure Indebtedness secured by Liens with Junior Lien Priority that are senior to the Liens on the Notes Collateral which secure the ABL Obligations, so long as such Liens with Junior Lien Priority are junior to the Liens securing the Securities to the extent set forth in the definition of “Junior Lien Priority” (or to include such Indebtedness secured by Liens with Junior Lien Priority in the Intercreditor Agreement) or to conform the Indenture, the Security Documents or the Intercreditor Agreement to the “Description of the Notes” contained in the Offering Circular.

15.           Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted

Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates.  The limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

16.           Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture.  Holders of Securities may not enforce the Indenture, the Securities or any Guarantee except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees, unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.           Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.           No Recourse Against Others.

No Affiliate, stockholder, director, officer, employee or limited liability company member of the Issuer or any of their Subsidiaries shall have any liability for any obligations of the Issuer under the Securities or any Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Security by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

19.           Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.           Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.           Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

22.           CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer have caused CUSIP and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.           Indenture.

Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

The Issuer will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type.  Requests may be made to:  Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA, 02061, Attn:  Chief Financial Officer.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.17 or Section 4.18 of the Indenture, check the appropriate box:

Section 4.17 ☐      Section 4.18 ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.17 or Section 4.18 of the Indenture, state the amount:  $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

Exhibit C

Form of Certificate to Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

[Date]

Attention:

Re:	Clean Harbors, Inc.
7 5/8% Senior Secured Notes due 2016
(the “Securities”)

Ladies and Gentlemen:

In connection with our proposed purchase of the Securities of Clean Harbors, Inc. (the “Issuer”), we confirm that:

1.             We have received a copy of the Offering Circular (the “Offering Circular”), dated [           ], 20[  ] relating to the Securities and such other information as we deem necessary in order to make our investment decision.  We acknowledge that we have read and agreed to the matters stated on pages (i) and (ii) of the Offering Circular and in the section entitled “Transfer Restrictions” of the Offering Circular, including the restrictions on duplication and circulation of the Offering Circular.

2.             We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Circular) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

3.             We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, and if such transfer is in respect of any aggregate principal amount of Securities of less than $250,000, also furnishes an opinion of counsel acceptable to the Issuer that such transfer complies with the Securities Act, we will do so only (i) to the Issuer or any of their subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating

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to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

4.             We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

5.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

6.             We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name:
Title:

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Exhibit D

Form of Certificate to Be
Delivered in Connection with
Transfers Pursuant to Regulation S

[Date]

Attention:

Re:	Clean Harbors, Inc.
7 5/8% Senior Secured Notes due 2016
(the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $                   aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Securities was not made to a person in the United States;

(2)           either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)           we have advised the transferee of the transfer restrictions applicable to the Securities.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

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Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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Exhibit E

[FORM OF]

GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Twelve of the Indenture and this Guarantee.  This Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of August 14, 2009, among Clean Harbors, Inc., a Massachusetts corporation (the “Company” or the “Issuer”), the Guarantors, and U.S. Bank National Association, as trustee (the “Trustee”) and Notes Collateral Agent.

The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to release upon the terms set forth in the Indenture.

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IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

[GUARANTORS]

By:

By:
Name:
Title: